                                                                     Exhibit 4.1


                           FORSTMANN & COMPANY, INC.

                                  $20,000,000

                       Senior Secured Floating Rate Notes

                              due October 30, 1997

                                      and

                                  $10,000,000

                       Senior Secured Floating Rate Notes

                              due October 30, 1997



                              -------------------

                         AMENDED AND RESTATED INDENTURE

                           Dated as of March 30, 1994

                         which amends and restates the

                                   INDENTURE

                           Dated as of April 5, 1993

                              -------------------


                Shawmut Bank Connecticut, National Association,

                                   as Trustee

                                    TABLE OF CONTENTS

                                                                        Page
                                        ARTICLE 1
                              DEFINITIONS AND INCORPORATION
                                      BY REFERENCE

Section 1.01.     Definitions...........................................  1
Section 1.02.     Other Definitions..................................... 13
Section 1.03.     Rules of Construction................................. 14

                                        ARTICLE 2
                                        THE NOTES

Section 2.01.     Form and Dating....................................... 15
Section 2.02.     Execution and Authentication.......................... 15
Section 2.03.     Registrar and Paying Agent............................ 16
Section 2.04.     Paying Agent to Hold Money in Trust................... 16
Section 2.05.     Noteholder Lists...................................... 16
Section 2.06.     Transfer and Exchange................................. 16
Section 2.07.     Replacement Notes..................................... 18
Section 2.08.     Outstanding Notes..................................... 18
Section 2.09.     Treasury Notes........................................ 18
Section 2.10.     Temporary Notes....................................... 19
Section 2.11.     Cancellation.......................................... 19
Section 2.12.     Defaulted Interest.................................... 19

                                        ARTICLE 3
                                       REDEMPTION

Section 3.01.     Notices to Trustee.................................... 19
Section 3.02.     Selection of Notes to Be Redeemed..................... 20
Section 3.03.     Notice of Redemption.................................. 21
Section 3.04.     Effect of Notice of Redemption........................ 22
Section 3.05.     Deposit of Redemption Price........................... 22
Section 3.06.     Notes Redeemed in Part................................ 22
Section 3.07.     Mandatory Redemption Provision........................ 22
Section 3.08.     Optional Redemption................................... 22
Section 3.09.     Offer to Redeem by Application of Net Proceeds........ 23

                                        ARTICLE 4
                                        COVENANTS

Section 4.01.     Payment of Notes...................................... 24
Section 4.02.     Maintenance of Office or Agency....................... 24
Section 4.03.     SEC Reports; Financial Statements..................... 25
Section 4.04.     Compliance Certificate................................ 25
Section 4.05.     Taxes................................................. 26
Section 4.06.     Stay, Extension and Usury Laws........................ 26
Section 4.07.     Limitation on Restricted Payments..................... 26
Section 4.08.     Limitation on Additional Indebtedness................. 28
Section 4.09.     Maintenance of Adjusted Tangible Net Worth............ 30
Section 4.10.     Maintenance of the Company's EBITDA................... 30
Section 4.11.     Maintenance of Fixed Charge Coverage Ratio............ 31
Section 4.12.     Maintenance of Interest Coverage Ratio................ 32
Section 4.13.     Sale of Assets; Application of Net Proceeds........... 32
Section 4.14.     Limitation on Transactions with Affiliates............ 35
Section 4.15.     Liens................................................. 35
Section 4.16.     Corporate Existence................................... 37
Section 4.17.     Liquidation........................................... 37
Section 4.18.     Change of Control..................................... 38
Section 4.19.     Maintenance of Properties............................. 40
Section 4.20.     Additional Real Property Collateral................... 41
Section 4.21.     Maintenance of Insurance.............................. 41
Section 4.22.     Limitation on Dividend and Other Payment Restrictions
                  Affecting Subsidiaries................................ 41

                                        ARTICLE 5
                                       SUCCESSORS

Section 5.01.     When Company May Merge, etc........................... 42
Section 5.02.     Successor Corporation Substituted..................... 43

                                        ARTICLE 6
                                  DEFAULTS AND REMEDIES

Section 6.01.     Events of Default..................................... 43
Section 6.02.     Acceleration.......................................... 45
Section 6.03.     Other Remedies........................................ 45
Section 6.04.     Waiver of Past Defaults............................... 46
Section 6.05.     Control by Majority................................... 46
Section 6.06.     Limitation on Suits................................... 46
Section 6.07.     Rights of Holders to Receive Payment.................. 47
Section 6.08.     Collection Suit by Trustee............................ 47

Section 6.09.     Trustee May File Proofs of Claim...................... 47
Section 6.10.     Priorities............................................ 48
Section 6.11.     Undertaking for Costs................................. 48

                                        ARTICLE 7
                                         TRUSTEE

Section 7.01.     Duties of Trustee..................................... 49
Section 7.02.     Rights of Trustee..................................... 50
Section 7.03.     Individual Rights of Trustee.......................... 50
Section 7.04.     Trustee's Disclaimer.................................. 50
Section 7.05.     Notice of Defaults.................................... 51
Section 7.06.     Reports by Trustee to Holders......................... 51
Section 7.07.     Compensation and Indemnity............................ 51
Section 7.08.     Replacement of Trustee................................ 52
Section 7.09.     Successor Trustee by Merger, etc...................... 53
Section 7.10.     Eligibility; Disqualification......................... 53

                                        ARTICLE 8
                                 DISCHARGE OF INDENTURE

Section 8.01.     Termination of Company's Obligations.................. 53
Section 8.02.     Application of Trust Money............................ 55
Section 8.03.     Repayment to Company.................................. 55
Section 8.04.     Reinstatement......................................... 55

                                        ARTICLE 9
                                       AMENDMENTS

Section 9.01.     Without Consent of Holders............................ 56
Section 9.02.     With Consent of Holders............................... 56
Section 9.03.     Revocation and Effect of Consents..................... 57
Section 9.04.     Notation on or Exchange of Notes...................... 58
Section 9.05.     Trustee to Sign Amendments, etc....................... 58

                                       ARTICLE 10
                                        SECURITY

Section 10.01.    Security.............................................. 58
Section 10.02.    Security Documents and the Intercreditor Agreement.... 58
Section 10.03.    Authorization of Actions to be Taken by the Trustee
                  Under the Security Documents and the Intercreditor
                  Agreement............................................. 59
Section 10.04.    Authorization of Receipt of Funds by the Trustee Under
                  the Security Documents and the Intercreditor Agreement 59

Section 10.05.    Investment of Trust Moneys............................ 59
Section 10.06.    Conflicts............................................. 60

                                       ARTICLE 11
                                      MISCELLANEOUS

Section 11.01.    Notices............................................... 60
Section 11.02.    Officer's Certificate and Opinion of Counsel as to
                  Conditions Precedent.................................. 61
Section 11.03.    Statements Required in Officer's Certificate or
                  Opinion of Counsel.................................... 62
Section 11.04.    Rules by Trustee and Agents........................... 62
Section 11.05.    Legal Holidays........................................ 62
Section 11.06.    No Recourse Against Others............................ 63
Section 11.07.    Duplicate Originals................................... 63
Section 11.08.    Governing Law......................................... 63
Section 11.09.    No Adverse Interpretation of Other Agreements......... 63
Section 11.10.    Successors............................................ 63
Section 11.11.    Severability.......................................... 63
Section 11.12.    Counterpart Originals................................. 63
Section 11.13.    Variable Provisions................................... 63
Section 11.14.    Restrictions on Transfer.............................. 64
Section 11.15.    Table of Contents, Headings, etc...................... 64

EXHIBIT A    FORM OF SECURITY

EXHIBIT B    FORM OF ADDITIONAL SECURITY

      AMENDED AND RESTATED INDENTURE, dated as of March 30, 1994, between Forstmann & Company, Inc., a Georgia corporation (the "Company"), and Shawmut Bank Connecticut, National Association, as Trustee (the "Trustee") which amends and restates the Indenture dated as of April 5, 1993, between the Company and the Trustee.

     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's Senior Secured Floating Rate Notes due October 30, 1997 of which $20,000,000 in aggregate principal amount were initially issued on April 5, 1993 and $10,000,000 aggregate principal amount were initially issued on March 30, 1994 (collectively, the "Notes"):


                                   ARTICLE 1
                         DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01.  Definitions.
- - ------------   -----------

     "Additional Securities" means the Company's Senior Secured Floating Rate
      ---------------------
Notes due October 30, 1997, initially issued on March 30, 1994 in the original aggregate principal amount of $10,000,000 and any replacement thereof issued under this Indenture.

     "Adjusted Tangible Net Worth" means, as of the last day of the most
      ---------------------------
recently completed fiscal quarter of the Company, the Net Worth of the Company as of the last day of the most recently completed fiscal quarter, plus (x) and
                                                                  ----
minus (y) (without duplication), where (x) equals the sum of (i) extraordinary
- - -----
losses on a cumulative basis from and after August 3, 1992 and (ii) negative LIFO adjustments on a cumulative basis from and after August 3, 1992, and (y) equals the sum of (i) extraordinary gains on a cumulative basis from and after August 3, 1992, (ii) positive LIFO adjustments on a cumulative basis from and after August 3, 1992, (iii) organizational expenses which are capitalized, goodwill, covenants not to compete, research and development costs, deferred financing costs and other like intangible assets and (iv) amounts due from, or Investments in, Affiliates (other than Subsidiaries), all as determined in accordance with generally accepted accounting principles.

     "Affiliate" means any person directly or indirectly controlling or
      ---------
controlled by or under direct or indirect common control with the Company.

     "Agent" means any Registrar, Paying Agent or co-registrar.
      -----

     "Asset Sale" means the sale, lease, conveyance, disposition or other
      ----------
transfer by the Company or any of its Subsidiaries of any of their assets (including the receipt of proceeds of insurance paid on account of the loss of or damage to any asset and awards of compensation for any asset taken by condemnation or eminent domain and including the receipt of proceeds of business interruption insurance to the extent a portion of the proceeds thereof is to be applied to the Notes in accordance with the Intercreditor Agreement); provided,
                                                                      --------
that notwithstanding the foregoing, the term "Asset Sale" shall not include (i) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted pursuant to Article 5 hereof, (ii) the sale of inventory in the ordinary course of business or (iii) the sale of assets by way of a sale-leaseback transaction.

     "Board of Directors" means the Board of Directors of the Company or any
      ------------------
authorized committee of the Board of Directors.

     "Business Day" means any day other than a Legal Holiday.
      ------------

     "Capital Expenditures" means, with respect to any period, any cash
      --------------------
expenditure for fixed or capital assets, including payments made by the Company in connection with the acquisition of Capital Stock or assets of any person (to the extent permitted hereunder), expenditures for maintenance and repairs during such period which are required to be capitalized on the balance sheet of the Company in accordance with generally accepted accounting principles and payments made by the Company during such period under sale-leaseback transactions, but excluding any of the foregoing consisting of Capital Lease Obligations, obligations under operating leases or MIS Expenditures.

     "Capital Lease" means, at the time any determination thereof is to be made,
      -------------
any lease of property, real or personal, in respect of which the present value of the minimum rental commitment would be capitalized on a balance sheet of the lessee in accordance with generally accepted accounting principles.

     "Capital Lease Obligation" means, at the time any determination thereof is
      ------------------------
to be made, the amount of the liability in respect of a Capital Lease which would at such time be so required to be capitalized on a balance sheet of the lessee in accordance with generally accepted accounting principles.

     "Capital Stock" or "capital stock" means any and all shares, interests,
      -------------      -------------
participations or other equivalents (however designated) of corporate stock or partnership interests.

     "Cash Equivalent" means, (a) direct obligations issued or unconditionally
      ---------------
guaranteed by the United States government or issued by an agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year after the date of acquisition thereof, (b) direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within ninety (90) days after the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Rating Group, a division of McGraw Hill, or Moody's Investors Service, Inc. (or, if at any time neither Standard & Poor's Rating Group, a division of McGraw Hill, nor Moody's Investors Service, Inc. shall be rating such obligations, then from such other nationally recognized rating services acceptable to the Trustee), (c) commercial paper, other than commercial paper issued by the Company or any of its Affiliates, maturing no more than one year after the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 or P-1 from either Standard & Poor's Rating Group, a division of McGraw Hill, or Moody's Investors Service, Inc. (or, if at any time neither Standard & Poor's Rating Group, a division of McGraw Hill, nor Moody's Investors Service, Inc. shall be rating such obligations, then the highest rating from such other nationally recognized rating services acceptable to the Trustee), and
(d) domestic and Eurodollar certificates of deposit or time deposits or bankers' acceptances maturing within ninety (90) days after the date of acquisition thereof issued by any commercial bank organized under the Laws of the United States of America or any state thereof or the District of Columbia or Canada having combined capital and surplus of not less than $100,000,000.

     "CIT Agreement" means the Loan and Security Agreement dated as of December
      -------------
27, 1991, by and between the Company and the CIT Group/Equipment Financing, Inc., as amended on September 2, 1992 and July 30, 1993, including any related notes, collateral documents, instruments or agreements executed in connection therewith, and in each case as amended, supplemented, modified, extended or renewed or as any or all of the foregoing may be refunded or refinanced from time to time.

     "Collateral" means, collectively, all of the present and future right,
      ----------
title and interest of the Company and its Subsidiaries in and to the Property of the Company and its Subsidiaries which is intended to be subject to Liens created by the Security Documents, which Collateral shall include, but is not limited to, accounts, inventory, equipment, instruments, patents, patent licenses, trademarks, trademark licenses, other intellectual property, contract rights, documents, general intangibles, Real Property and other Property, and proceeds of any of the foregoing, except to the extent excluded from Liens created by the Security Documents.

     "Company" means Forstmann & Company, Inc., a Georgia corporation, or any
      -------
other obligor hereunder and under the Notes, until a successor replaces it in accordance with Article 5 hereof and thereafter means the successor.

     "Consolidated Net Income" with respect to any person, means, for any
      -----------------------
period, the aggregate of the Net Income of such person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with generally accepted accounting principles, provided that (i) the Net Income of any person
                                --------
which is not a Subsidiary or is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the referent person or a Subsidiary (of which at least 80% of the capital stock having ordinary voting power for the election of directors or other governing body of such Subsidiary is owned by the referent person directly or indirectly through one or more Subsidiaries), (ii) the Net Income of any person which is a Subsidiary (other than a Subsidiary of which at least 80% of the capital stock having ordinary voting power for the election of directors or other governing body of such Subsidiary is owned by the referent person directly or indirectly through one or more Subsidiaries) shall be included only to the extent of the lesser of (a) the amount of dividends or distributions paid to the referent person or a Subsidiary (of which at least 80% of the capital stock having ordinary voting power for the election of directors or other governing body of such Subsidiary is owned by the referent person directly or indirectly through one or more Subsidiaries), or (b) the Net Income of such person, and (iii) the Net Income of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded.

     "Contractual Obligation" means, as to any person, any obligation under any
      ----------------------
outstanding securities issued by that person or any agreement, indenture, loan agreement, credit agreement, instrument or undertaking to which that person is a party or by which it or any of its property is bound.

     "Contributions" means (i) any loans, cash advances or  capital
      -------------
contributions from the Company to any Subsidiary or any other Affiliate, (ii) any transfer of Property from the Company to any Subsidiary and (iii) any guarantee and the assumption of any liability (primary or contingent) by the Company with respect to any obligations of any kind of any Subsidiary or any other Affiliate.

     "Corporate Trust Office of the Trustee" shall be at the address of the
      -------------------------------------
Trustee specified in Section 11.01 or such other address as the Trustee may give notice to the Company.

     "Credit Agent" means General Electric Capital Corporation, as agent under
      ------------
the Loan Agreement, or any successor thereto.

     "Default" means any event that, with the giving of notice or passage of
      -------
time, or both, would be an Event of Default.

     "Disqualified Stock" means any capital stock which, by its terms (or by the
      ------------------
terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part on, or prior to, the maturity date of the Notes; provided, however, that the Company's Senior
                            --------  -------
Preferred Stock shall not constitute Disqualified Stock.

     "EBITDA" means, with respect to any period, the Company's Net Income for
      ------
such period, plus (x) and minus (y) (without duplication), where (x) equals the
             ----         -----
sum of (i) the Company's depreciation and amortization for such period, (ii) Interest Expense for such period, (iii) any provision for taxes based on income or profits that was deducted in computing Net Income for such period, (iv) losses from sales of Real Property, machinery and equipment during such period,
(v) negative LIFO adjustments with respect to such period and (vi) extraordinary losses during such period, and (y) equals the sum of (i) positive LIFO adjustments with respect to such period, (ii) gains from sales of Real Property, machinery and equipment during such period and (iii) extraordinary gains during such period, all as determined in accordance with generally accepted accounting principles.

     "Environmental Indemnity Agreement" means the Environmental Indemnity
      ---------------------------------
Agreement dated as of April 5, 1993 between the Company and the Trustee, as amended and restated on March 30, 1994 and as may be amended, supplemented or modified from time to time.

     "Equity Interests" means capital stock or warrants, options or other rights
      ----------------
to acquire capital stock (but excluding any debt security which is convertible into, or exchangeable for, capital stock).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.
      ------------

     "Exempted Payment" shall mean any payment made in connection with (i) the
      ----------------
payment of any amounts in cash in connection with the dissenters' rights proceeding in the United States District Court for the Northern District of Georgia, Atlanta Division, or (ii) the purchase, redemption or acquisition or retirement of any Equity Interests issued to any of the Company's or its Subsidiaries employees pursuant to any bonus or employee stock option plan or incentive; provided, that the foregoing exempted payments shall not exceed
           --------
$2,000,000 in any fiscal year and shall not exceed $4,000,000 in the aggregate.

     "fair market value" or "fair value" means, with respect to any asset or
      -----------------      ----------
property, the price which could be negotiated in an arm's-length transaction between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value or fair value shall be determined by the Board of Directors acting in good faith and shall be evidenced by a resolution of the Board of Directors.

     "Fixed Charge Coverage Ratio" means, as of the last day of any fiscal
      ---------------------------
quarter of the Company, the ratio of (a) the Company's EBITDA for the period of four fiscal quarters of the Company ending on such day to (b) the Company's Fixed Charges for such four-quarter period.

     "Fixed Charges" means, with respect to any period, the sum (without
      -------------
duplication) of (a) Interest Expense for such period, plus (b) any decrease in the Company's deferred interest payable account during such period, plus (c) principal amortization of Indebtedness during such period (excluding any mandatory prepayments required to be paid (and actually paid) under the Loan Agreement with respect to the Revolving Credit Facility whether or not such prepayments reduce the commitment amount thereunder) plus (d) Capital Expenditures, principal payments under Capital Leases and MIS Expenditures made during such period, plus (e) income taxes payable in cash during such period, plus (f) dividends payable in cash by the Company during such period.

     "Guaranty" means any Contractual Obligation, contingent or otherwise, of
      --------
any person with respect to any Indebtedness, obligation or liability of another, if the primary purpose or intent thereof by the person incurring the Contractual Obligation is to provide assurance to the obligee of such Indebtedness, obligation or liability of another person that such Indebtedness, obligation or liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders thereof will be protected (in whole or in part) against loss in respect thereof including, without limitation, direct and indirect guarantees, endorsements (except for collection or deposit in the ordinary course of business), notes co-made or discounted, recourse agreements, take-or-pay agreements, keep-well agreements, agreements to purchase or repurchase such Indebtedness, obligation or liability or any security therefor or to provide funds for the payment or discharge thereof, agreements to maintain another person's solvency, assets, level of income, or other financial condition, and agreements to make payment other than for value received.

     "Hedging Obligations" means the obligations of the Company under the
      -------------------
interest rate protection agreements required to be obtained and maintained pursuant to Section 5.13 of the Loan Agreement and under any other interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge agreement, to or under which the Company is or becomes a party or beneficiary.

     "Holder" or Noteholder" means a person in whose name a Note is registered.
      ------     ----------

     "Indebtedness" with respect to any person, means any indebtedness, whether
      ------------
or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), or with respect to sale-leaseback transactions or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases), except any such balance that constitutes an accrued expense or a trade payable, if and to the extent any of the foregoing indebtedness would appear or does appear as a liability upon a balance sheet of such person prepared on a consolidated basis in accordance with generally accepted accounting principles, and shall also include (to the extent not otherwise included) the guaranty of items which would be included within this definition.

     "Indenture" means this Amended and Restated Indenture as further amended or
      ---------
supplemented from time to time.

     "Intercreditor Agreement" means the Amended and Restated Intercreditor
      -----------------------
Agreement dated as of March 30, 1994 between the Credit Agent and the Trustee and as may be amended, supplemented or modified from time to time with the consent of the Company.

     "Interest Coverage Ratio" means, as of the last day of any fiscal quarter
      -----------------------
of the Company, the ratio of (a) the Company's EBITDA for the period of four fiscal quarters of the Company ending on such day to (b) the Company's Interest Expense for such four-quarter period.

     "Interest Expense" means, with respect to any period, the amount which, in
      ----------------
conformity with generally accepted accounting principles, would be set forth opposite the caption "interest expense" (or any like caption) on the Company's income statement for such period, including all fees owed in respect of letters of credit and net costs under Hedging

Obligations, but excluding amortization of deferred financing costs and debt discounts, all as determined in accordance with generally accepted accounting principles.

     "Interest Payment Date" means April 30, July 31, October 31 or January 31.
      ---------------------

     "Interest Period" means a period of three consecutive calendar months
      ---------------
beginning on January 31 and ending on April 30, beginning on April 30 and ending on July 31, beginning on July 31 and ending on October 31 or beginning on October 31 and ending on January 31, provided that the final Interest Period
                                     --------
hereunder shall be the three consecutive calendar months beginning on July 31, 1997 and ending on October 30, 1997.

     "Investment" means, when used in connection with any person, any investment
      ----------
by that person, by means of a purchase or other acquisition of capital stock or other securities of any other person or by means of a loan, advance, capital contribution, Guaranty or other debt or equity participation or interest in any other person, including any partnership or joint venture interest in any other person. The amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the market value or book value of such Investment.

     "LIBOR Business Day" means a Business Day on which banks may accept
      ------------------
deposits of United States dollars in the London Interbank Market.

     "LIBOR Determination Date" for any Interest Period means the second LIBOR
      ------------------------
Business Day next preceding the first day of such Interest Period.

     "LIBOR Rate" means, for any Interest Period, the rate, as determined by the
      ----------
Company, equal to the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the offered rates for deposits in U.S. dollars for a period of three months, as set forth on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on the LIBOR Determination Date for such Interest Period; provided,
                                                                       --------
that if only one such offered rate appears on the Reuters Screen LIBO Page, the LIBOR Rate for such Interest Period shall mean such offered rate. If such rate is not available at 11:00 a.m., London time on the LIBOR Determination Date for such Interest Period, then the LIBOR Rate for such Interest Period shall equal the arithmetic mean (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the interest rates per annum at which deposits in amounts equal to $1,000,000 in U.S. dollars are offered by the Reference Banks to leading banks in the London Interbank Market for a period of three months as of 11:00 a.m., London time, on the LIBOR Determination Date for such Interest Period. If on any LIBOR Determination Date only one of the Reference Banks provides such offered quotation, then the LIBOR Rate for such Interest Period shall mean such offered quotation; provided, further, that if none of the Reference Banks provide such
           --------  -------
quotations, then the LIBOR Rate for such Interest Period shall be determined by reference to the LIBOR Rate as quoted in the most recent available Wall Street Journal in which such quotes are available. If none of the rates or quotations referred to above are available in respect of any Interest Period, then the LIBOR Rate shall be unavailable unless an alternative method of determining the LIBOR Rate shall be mutually agreed by the Company and the holders of at least a majority in principal amount of the then outstanding Notes.

     "Lien" means any mortgage, deed of trust, deed to secure debt, pledge,
      ----
hypothecation, assignment for security, security interest, encumbrance, lien or charge of any kind, whether voluntarily incurred or arising by operation of law, by statute, by contract, or otherwise, affecting any property, including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and/or the filing of or agreement to give any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the Uniform Commercial Code or comparable law of any jurisdiction with respect to any property.

     "Loan Agreement" means the Loan Agreement dated as of October 30, 1992
      --------------
among Forstmann & Company, Inc., the Lenders named therein, and the Credit Agent, including any related notes, collateral documents, instruments or agreements executed in connection therewith, and in each case as amended, supplemented, modified, extended or renewed or as any or all of the foregoing may be refunded or refinanced from time to time, or a refunding or refinancing of such refunding or refinancing from time to time.

     "Lockbox and Lockbox Account Agreement" means the Lockbox and Lockbox
      -------------------------------------
Account Agreement dated as of May 5, 1993 among the Company, the Trustee and Citibank, N.A. as may be amended, modified or supplemented from time to time.

     "MIS Expenditures" means all deferred and capitalized cash expenditures
      ----------------
made by the Company or any of its Subsidiaries in connection with the acquisition and development of computer software for the Company's or any of its Subsidiaries' management information systems which are capitalized as intangible assets on the Company's balance sheet.

     "Mortgage" means, collectively the Deeds to Secure Debt, each dated as of
      --------
April 5, 1993, and amended as of the date hereof, relating to four parcels of property located in Georgia, and any other mortgage instrument (or deed of trust or deed to secure debt), together with related security agreements, fixture filings and assignments of leases and rents covering Real Property of the Company, which secure the Obligations under this Indenture, the Notes, the Security Documents and the documents related hereto and thereto, as the same may be amended, supplemented or otherwise modified from time to time.

     "Mortgaged Property" means any Real Property that is subject to a Mortgage.
      ------------------

     "Net Income" means, with respect to any person for any period, the net
      ----------
income (or loss) after taxes of such person, as determined in accordance with generally accepted accounting principles.

     "Net Proceeds" with respect to any Asset Sale, means cash (freely
      ------------
convertible into U.S. dollars), Cash Equivalents or promissory notes received by the Company or any

Subsidiary from any Asset Sale, as the case may be (but in the case of Cash Equivalents or promissory notes, only in amounts equal to cash received on account of the liquidation or payment of such Cash Equivalents or promissory notes when and as received), after (a) provision for all income or other taxes measured by or resulting from such Asset Sale, (b) payment of all brokerage commissions, underwriting fees and other fees and expenses related to such Asset Sale, (c) deduction of appropriate amounts to be provided by the Company or any Subsidiary as a reserve, in accordance with generally accepted accounting principles, against any liabilities associated with the assets or business which are the subject of such Asset Sale and retained by the Company or any Subsidiary after such Asset Sale including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such Asset Sale and
(d) payment of all amounts required to be applied to Indebtedness secured by a Lien on the assets which are the subject of such Asset Sale, which Lien is and is permitted hereunder or under the Security Documents to be prior to the Lien on such assets in favor of the Trustee (if such assets are or are required to be subject to a Lien in favor of the Trustee).

     "Net Worth" means, as of the last day of any fiscal quarter of the Company,
      ---------
the Company's shareholders' equity (deficiency), as determined on a consolidated basis in accordance with generally accepted accounting principles.

     "Notes" means, collectively, the Securities and the Additional Securities.
      -----

     "Obligations" means any principal, interest, penalties, fees,
      -----------
indemnifications, reimbursement, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Odyssey" means Odyssey Partners, L.P., a Delaware limited partnership.
      -------

     "Officer" means the President, the Chief Financial Officer, the Secretary
      -------
or Treasurer of the Company.

     "Officer's Certificate" means a certificate signed by an Officer of the
      ---------------------
Company.

     "Opinion of Counsel" means a written opinion from legal counsel who is
      ------------------
reasonably acceptable to the Trustee, which may be an employee of, or counsel to, the Company or the Trustee.

     "person" means any individual, corporation, partnership, joint venture,
     -------
association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Prime Rate" shall mean, as of any given date, the average of the prime,
      ----------
base, or equivalent rates of interest as are publicly announced, or published, by Morgan Guaranty Trust Company of New York, Citibank, N.A., Chemical Bank and The Chase Manhattan Bank (National Association), or the successor by merger or consolidation to any of such banks (with the understanding that such rates may merely serve as a basis upon which effective rates of interest are calculated for loans making reference thereto and that such rates are not necessarily the lowest or best rates at which such banks calculate interest or extend credit). Any change in the Prime Rate will be effective on the date such change is announced by each of, or any of, such banks.

     "principal" of a debt security means the principal of the security plus the
      ---------
premium, if any, on the security.

     "Prior Liens" shall have the meaning set forth in Section 4.15(m) below.
      -----------

     "Proceeds Account" shall mean the bank account maintained by the Trustee at
      ----------------
Shawmut Bank Connecticut, National Association to hold the Net Proceeds of Asset Sales or any other Trust Moneys.

     "Property" means any interest in any kind of property or asset, whether
      --------
real, personal or mixed, tangible or intangible.

     "Purchase Agreement" means, collectively, those certain Purchase
      ------------------
Agreements, each dated as of April 5, 1993, between the Company and the respective initial purchasers of the Securities and those certain Purchase Agreements, each dated as of March 30, 1994, between the Company and the respective initial purchasers of the Additional Securities, as such Purchase Agreements may be amended, modified or supplemented from time to time.

     "Quasi Reorganization" means the revaluation of the Company's assets and
      --------------------
liabilities to fair value as of the beginning of fiscal year 1993 pursuant to the principles of quasi-reorganization accounting.

     "Real Property" means any interest in real property or any portion thereof
      -------------
whether owned in fee or leased or otherwise owned.

     "Reference Banks" means each of Bank of Tokyo, Ltd. (London office),
      ---------------
Barclays Bank, PLC (London office), Bankers Trust Company (London office) and National Westminster Bank, PLC (London office), and any such replacement bank thereof as listed on the Reuters Screen LIBO Page and their respective successors (or if such Banks are not listed thereon or such page shall not be available, as determined from a Replacement Service), and if any of such banks are not at the applicable time providing interest rates as contemplated within the definition of "LIBOR Rate," Reference Banks shall mean the remaining bank or banks so providing such rates. In the event that less than two of such banks are providing such rates, the Company shall use reasonable efforts to appoint additional Reference Banks so that there are at least two such banks providing such rates; provided that such banks appointed by the Company shall be London
            --------
offices of leading banks engaged in the London Interbank Market.

     "Remedial Action" means any claim or action to foreclose upon, take
      ---------------
possession of, sell, lease or otherwise dispose of, or in any other manner realize or seek to realize upon, the whole or any part of any Property or Real Property of the Company, whether pursuant to the Uniform Commercial Code, by foreclosure, by setoff, by self-help repossession, by deed in lieu of foreclosure, by exercise of any other remedies with respect to any Property or Real Property of the Company available under any of the Security Documents, or under applicable law.

     "Replacement Service" means Telerate News Service or such other financial
      -------------------
reporting service or information as the Company determines and as shall not be reasonably objected to by the holders of a majority of the outstanding amount of the Notes within 30 days after receipt of notice of such determination by the Company.

     "Restricted Encumbrance" shall mean a Permitted Encumbrance of the type
      ----------------------
referred to in clause (d)(ii), (h), (i), (k) or (to the extent the Prior Lien constitutes a Lien of any such type) (m) of Section 4.15 below.

     "Reuters Screen LIBO Page" means the display designated as page "LIBO" on
      ------------------------
the Reuter Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

     "Revolving Credit Facility" means the revolving credit facility provided
      -------------------------
under the Loan Agreement.

     "SEC" means the Securities and Exchange Commission.
      ---

     "Securities" means the Company's Senior Secured Floating Rate Notes due
      ----------
October 30, 1997, initially issued on April 5, 1993 in the original aggregate principal amount of $20,000,000 and any replacements thereof issued under this Indenture.

     "Securities Act" means the Securities Act of 1933, as amended.
      --------------

     "Security Agreement" means the Pledge and Security Agreement, dated as of
      ------------------
April 5, 1993, between the Company and the Trustee, as amended on March 30, 1994 and as may be further modified or supplemented from time to time.

     "Security Documents" means, collectively, (i) the Mortgages, (ii) the
      ------------------
Security Agreement, (iii) the Patent Security Agreement dated as of April 5, 1993, between the Company and the Trustee, as amended on March 30, 1994, (iv) the Trademark Security Agreement (U.S.) dated as of April 5, 1993 between the Company and the Trustee, as amended on March 30, 1994, (v) the Trademark Security Agreement (Foreign) dated as of April 5, 1993 between the Company and the Trustee, as amended on March 30, 1994, (vi) the Lockbox and Lockbox Account Agreement, (vii) the Environmental Indemnity Agreement, and (viii) any other pledge agreement, security agreement, assignment or similar instrument executed by the Company or any of its Subsidiaries in favor of the Trustee for the equal and ratable benefit of the Holders to secure the Obligations under this Indenture, the Notes and the documents related hereto and thereto, as any of the instruments referred to in clauses (i) through (viii) may be amended, supplemented or otherwise modified from time to time.

     "Securityholder" means a person in whose name a Security is registered.
      --------------

     "Senior Preferred Stock" means the 5% Senior (Pay-in-kind) Preferred Stock,
      ----------------------
$1.00 par value per share, of the Company, and any shares issued in payment of dividends thereon.

     "Significant Subsidiary" means any subsidiary which would be a "significant
      ----------------------
subsidiary" as defined in Rule 1-02 of Regulation S-X under the Securities Act, and the Exchange Act.

     "Subordinated Notes" means the Company's 14-3/4% Senior Subordinated Notes
      ------------------
due April 15, 1999 and the Company's Amended Split-Coupon Senior Subordinated Notes due April 15, 1999.

     "Subsidiary" means any person of which at least a majority of the capital
      ----------
stock having ordinary voting power for the election of directors or other governing body of such person is owned by the Company directly and/or through one or more Subsidiaries.

     "Tangible Net Worth" with respect to any person means, as of any date, the
      ------------------
consolidated equity of the common shareholders of such person (excluding the cumulated foreign currency translation adjustment) less their consolidated Intangible Assets, all determined on a consolidated basis in accordance with generally accepted accounting principles. For purposes of this definition, "Intangible Assets" means the amount (to the extent reflected in determining such consolidated equity of the common shareholders) of (i) all write-ups, deferred expenses and transaction fees (other than write-ups, deferred expenses and transaction fees (x) resulting from foreign currency translations, (y) of tangible assets of a going business concern made within twelve months after the acquisition of such business and (z) resulting from the Quasi Reorganization) subsequent to April 27, 1989 in the book value of any asset owned by such person or a consolidated Subsidiary, (ii) all investments in unconsolidated Subsidiaries and in persons which are not Subsidiaries (other than marketable securities and other assets held for sale outside of the ordinary course of business and long-term receivables resulting from the sale of assets or businesses), (iii) all unamortized debt discount and expense and unamortized deferred charges (excluding deferred income taxes), and (iv) to the extent incurred or acquired after April 27, 1989, all goodwill, patents, trademarks, service marks, trade names, copyrights, organizational and developmental expenses and other intangible items, all of the foregoing as determined in accordance with generally accepted accounting principles; provided, however,
                                                          --------  -------
that with respect to the Company, "Tangible Net Worth" shall not include the amounts reported on the Company's most recent balance sheet (on the date of calculation) with respect to any series of the Company's preferred stock.

     "TIA" with respect to any Notes, means the Trust Indenture Act of 1939 (15
      ---
U.S.C. (S)(S) 77aaa-77bbbb) as in effect on April 5, 1993.

     "Trustee" means the party named as such above until a successor replaces it
      -------
in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

     "Trust Moneys" means all cash or Cash Equivalents received by the Trustee
      ------------
(a) as compensation for, or proceeds of an Asset Sale of, all or any part of the Collateral; (b) pursuant to the provisions of the Security Documents; or (c) as proceeds of any Asset Sale or other disposition of all or any part of the Collateral by or on behalf of the Trustee or any collection, recovery receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to the Security Documents or otherwise.

     "Trust Officer" means any officer or assistant officer of the Trustee
      -------------
assigned by the Trustee to administer its corporate trust matters.

     "Voluntary Asset Sale" shall mean an Asset Sale consisting of the voluntary
      --------------------
sale, lease, conveyance, disposition or other transfer by the Company or any of its Subsidiaries of any of their assets, and shall not include the receipt of proceeds of insurance or of any condemnation, eminent domain or similar award with respect to such assets.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness
      ---------------------------------
at any date, the number of years obtained by dividing (i) the then outstanding aggregate principal amount of such Indebtedness into (ii) the sum of the product obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; provided, however, that with respect to the Notes
                            --------  -------
"payment at final maturity" for purposes of this definition shall be deemed to be made on October 30, 1997.

Section 1.02.  Other Definitions.
- - ------------   -----------------


                                                                   Defined in
   Term                                                             Section
   ----                                                            ----------
"Affiliate Transaction"..........................................      4.14
"Asset Sale Offer"...............................................      3.09
"Bankruptcy Law".................................................      6.01
"Change of Control"..............................................      4.18
"Change of Control Date".........................................      4.18
"Custodian"......................................................      6.01
"Event of Default"...............................................      6.01
"Legal Holiday"..................................................     11.05

"Paying Agent"...................................................      2.03
"Permitted Encumbrances".........................................      4.15
"Refinancing Indebtedness".......................................      4.08(c)
"Registrar"......................................................      2.03
"Remaining Net Proceeds".........................................      4.13
"Replacement Collateral".........................................      4.13
"Restricted Payments"............................................      4.07
"U.S. Government Obligations"....................................      8.01

Section 1.03.  Rules of Construction.
- - -------------  ----------------------

     Unless the context otherwise requires:

     (1)  a term has the meaning assigned to it;

     (2) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with generally accepted accounting principles in the United States;

     (3) references to "generally accepted accounting principles" shall mean generally accepted accounting principles in effect in the United States on April 5, 1993;

     (4) all financial tests or computations hereunder shall be determined in accordance with generally accepted accounting principles, giving effect to the Quasi Reorganization; provided, that if any changes or modifications are made by
                      --------
the Company after March 30, 1994 to the accounting policies as to which it determines the value of any of its assets, such changes or modifications in accounting policies shall not be given effect for purposes of any such financial tests or computations hereunder;

     (5)  "or" is not exclusive;

     (6) words in the singular include the plural, and in the plural include the singular; and

     (7)  provisions apply to successive events and transactions.

                                   ARTICLE 2
                                   THE NOTES

Section 2.01.  Form and Dating.
- - -------------  ---------------

          The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, the terms of which are incorporated in and made a part of this Indenture. The Additional Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B, the terms of which are incorporated in and made part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject or usage. Each Note shall be dated the date of its authentication. The Notes shall be initially issued in denominations of $1,000,000 and integral multiples of $1,000,000 in excess thereof.

Section 2.02.    Execution and Authentication.
- - ------------     ----------------------------

          An Officer shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Notes.

          If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

          A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Notes shall be substantially as set forth in Exhibit A or Exhibit B, as the case may be.

          The Trustee shall, upon a written order of the Company signed by two Officers, authenticate Securities for original issue up to an aggregate principal amount stated in paragraph 4 of the Securities. The aggregate principal amount of Securities outstanding at any time may not exceed the amount set forth herein except as provided in Section 2.07. The Trustee shall, upon a written order of the Company signed by two Officers, authenticate Additional Securities for original issue up to an aggregate principal amount stated in paragraph 4 of the Additional Securities. The aggregate principal amount of Additional Securities outstanding at any time may not exceed the amount set forth herein except as provided in Section 2.07.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

Section 2.03.  Registrar and Paying Agent.
- - ------------   --------------------------

          The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Noteholder. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its subsidiaries may act as Paying Agent, Registrar or co-registrar.

          The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes, and the Trustee agrees to act in such capacities.

Section 2.04. Paying Agent to Hold Money in Trust.
- - ------------  -----------------------------------

          The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money delivered to the Trustee. If the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Noteholders all money held by it as Paying Agent.

Section 2.05.  Noteholder Lists.
- - ------------   ----------------

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

Section 2.06.  Transfer and Exchange.
- - ------------   ---------------------

          When Notes are presented to the Registrar or a co-registrar with a request to register, transfer or exchange them for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; provided,
                                                                --------
however, that (a) any Note presented or surrendered for
- - -------
registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or by his attorney duly authorized in writing; (b) the Company, the Trustee and the Registrar shall have received from the transferee of such Notes evidence, including an opinion of counsel of such transferee, reasonably satisfactory to them that Section 11.14 hereof has been complied with and that such transfer is in compliance with applicable Federal and state securities laws, the rules and regulations promulgated thereunder and the provisions of the applicable Purchase Agreement; and (c) with respect to the registration, transfer or exchange of Notes, only Securities shall be issued for Securities and only Additional Securities shall be issued for Additional Securities. To permit registrations of transfer and exchanges, the Company shall issue and the Trustee shall authenticate Notes at the Registrar's request, subject to such rules as the Trustee may reasonably require.

          The Company shall not be required (i) to issue, register the transfer of or exchange Notes during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection,
(ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (iii) to register the transfer or exchange of a Note between the record date and the next succeeding Interest Payment Date.

          No service charge shall be made to any Noteholder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.06 or 9.05 hereof, which shall be paid by the Company).

          Prior to due presentment for registration of transfer of any Note, the Trustee, any Paying Agent and the Company may deem and treat the person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and neither the Trustee, any Paying Agent nor the Company shall be affected by notice to the contrary.

          Without the prior consent of the Company, (a) no Holder shall be entitled to transfer Securities if, as a result thereof, such Holder or the transferee would hold Securities in principal amount less than $1,000,000 and
(b) no Holder shall be entitled to transfer Additional Securities if, as a result thereof, such Holder or the transferee would hold Additional Securities in principal amount less than $1,000,000; provided that the foregoing shall not
                                          --------
apply to (i) transfers in accordance with the provisions of this Indenture regarding optional and mandatory redemptions and offers in connection with Asset Sales or a Change of Control and (ii) transfers by a Holder which holds less than $1,000,000 principal amount of Securities or Additional Securities if all of the Securities or Additional Securities held by such Holder are transferred to a single transferee.

Section 2.07.  Replacement Notes.
- - ------------   -----------------

          If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers, shall authenticate a replacement
Note if the Trustee's requirements for replacements of Notes are met. The Company shall issue and the Trustee shall authenticate a replacement Security in the case of the mutilation, destruction, loss or theft of any Security, and a replacement Additional Security in the case of the mutilation, destruction, loss or theft of any Additional Security. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Paying Agent and any authenticating agent from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge for its expenses in replacing a Note.

          Every replacement Note is an additional obligation of the Company.

Section 2.08.  Outstanding Notes.
- - ------------   -----------------

          The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding.

          If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

          If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

          Subject to Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate holds the Note.

Section 2.09.  Treasury Notes.
- - ------------   --------------

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or an Affiliate shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows to be so owned shall be so disregarded.

Section 2.10.  Temporary Notes.
- - ------------   ---------------

          Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of the written order of the Company signed by two Officers, shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

Section 2.11.  Cancellation.
- - ------------   ------------

          The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.
The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act), and certification of their destruction will be delivered by the Trustee to the Company, unless the Company directs such cancelled Notes to be returned to it. The Company may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation.

Section 2.12.  Defaulted Interest.
- - ------------   ------------------

          If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the persons who are Noteholders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Notes and in Section
4.01 hereof. The Company shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to Noteholders a notice that states the special record date, the related payment date and the amount of such interest to be paid.


                                   ARTICLE 3
                                   REDEMPTION

Section 3.01.  Notices to Trustee.
- - ------------   ------------------

          If the Company elects to redeem Securities pursuant to the optional redemption provision of paragraph 5 of the Securities or Additional Securities pursuant to the optional redemption provision of paragraph 5 of the Additional Securities it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers'

Certificate setting forth the Section of this Indenture pursuant to which the redemption shall occur, the redemption date, the principal amount of Notes to be redeemed and the redemption price.

          If the Company is required to make an offer to redeem Notes pursuant to the provisions of Section 3.09 hereof, it shall notify the Trustee in writing, at least 60 days before the related redemption date, of the Section of this Indenture pursuant to which the redemption shall occur, the redemption date, the principal amount of Notes to be redeemed and the redemption price and shall furnish to the Trustee an Officer's Certificate to the effect that a redemption pursuant to Section 4.13 is required.

          If the Company elects to reduce the principal amount of Securities to be redeemed pursuant to the mandatory redemption provisions of paragraph 6 of the Securities it shall notify the Trustee of the amount of the reduction and the basis for it.

          If the Registrar is not the Trustee, the Company shall, concurrently with each notice of redemption, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the principal amount of Securities or Additional Securities, as the case may be, held by any Holder.

Section 3.02. Selection of Notes to Be Redeemed.
- - ------------  ---------------------------------

          (a)  With respect to a mandatory redemption of Securities pursuant to
Section 3.07 and paragraph 6 of the Securities, if less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with the requirements of any exchange on which the Securities are listed and that the Trustee considers fair and appropriate.

          (b) With respect to an optional redemption pursuant to Section 3.08, if less than all the Notes are to be redeemed, the Trustee shall select the
Notes to be redeemed first from the Securities.   The Trustee shall select the
Securities to be redeemed pro rata or by lot or by a method that complies with the requirements of any exchange on which the Securities are listed and that the Trustee considers fair and appropriate. Only after all of the outstanding Securities have been so selected for redemption may the Trustee select Notes to redeemed from the Additional Securities. The Trustee shall select the Additional Securities to be redeemed pro rata or by lot or by a method that complies with the requirements of any exchange on which the Additional Securities are listed and that the Trustee considers fair and appropriate.

          (c) With respect to an offer to redeem pursuant to Section 3.09, the Trustee shall select the Notes to which an offer to redeem shall be extended pro rata between the then outstanding Securities and the then outstanding Additional Securities. If such an offer is to be made to less than all the Securities, the Trustee shall select the Securities to which such offer shall be extended pro rata or by lot or by a method that complies with the requirements of any exchange on which the Securities are listed and that the Trustee considers fair and appropriate. If such an offer is to be made to less than all the Additional Securities, the Trustee shall select the Additional Securities to which such offer shall be extended pro rata or by lot or by a method that complies with the requirements of any exchange on which the Additional Securities are listed and that the Trustee considers fair and appropriate.

          (d) The Trustee shall make the selection not more than 60 days and not less than 30 days before the redemption date from Securities or the Additional Securities, as applicable, outstanding and not previously called for redemption and shall thereafter notify the Company in writing of the Securities or Additional Securities, or portions thereof, to be redeemed. The Trustee may select for redemption portions of the principal of the Notes and portions of them the Trustee selects shall be in amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly in writing of the Notes or portions of Notes to be called for redemption.

Section 3.03.  Notice of Redemption.
- - ------------   --------------------

          At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption to each Holder whose Notes are to be redeemed.

          The notice shall identify the Notes to be redeemed and shall state:

          (1)    the redemption date;

          (2)    the redemption price;

          (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon surrender of such Note, a new Security or Additional Security, as the case may be, in principal amount equal to the unredeemed portion will be issued;

          (4)  the name and address of the Paying Agent;

          (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (6) that, unless the Company defaults in making such redemption payment, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date; and

          (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed.

     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company
                                          --------  -------
shall deliver to
the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04.  Effect of Notice of Redemption.
- - ------------   ------------------------------

     Once notice of redemption is mailed, Notes called for redemption become due and payable on the redemption date at the applicable redemption price, including any accrued interest thereon.

Section 3.05.  Deposit of Redemption Price.
- - ------------   ---------------------------

     One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of, including any accrued interest on, all Notes to be redeemed on that date. The Trustee or the Paying Agent shall return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

     If the Company complies with the preceding paragraph, interest on the Notes to be redeemed will cease to accrue on the applicable redemption date, whether or not such Notes are presented for payment. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest will be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06.  Notes Redeemed in Part.
- - ------------   ----------------------

     Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Security or Additional Security, as the case may be, equal in principal amount to the unredeemed portion of the Security or Additional Security surrendered.

Section 3.07.  Mandatory Redemption Provision.
- - ------------   ------------------------------

     The Company shall redeem the principal amount of the Securities on the dates and upon the terms and subject to the conditions set forth in paragraph 6 of the Securities. Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08.  Optional Redemption.
- - ------------   -------------------

     The Company may redeem all or any portion of the Securities, upon the terms and at the redemption prices set forth in paragraph 5 of the Securities. The Company may redeem all or any portion of the Additional Securities, upon the terms and at the redemption prices set forth in paragraph 5 of the Additional Securities. Any redemption pursuant to this Section 3.08 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.09.  Offer to Redeem by Application of Net Proceeds.
- - ------------   ----------------------------------------------

     Upon the occurrence of any event requiring the Company to offer to redeem Notes pursuant to the provisions of Section 4.13(c) hereof, the Company shall deliver to the Trustee a notice of redemption pursuant to Section 3.01 hereof. Within 20 days thereafter, the Trustee shall select the Notes to be offered to be redeemed in accordance with Section 3.02 hereof. Within 10 days thereafter, the Company shall mail or cause the Trustee to mail (in the Company's name and at its expense and pursuant to an Officer's Certificate as required by Section
3.03 hereof) an offer to redeem (the "Asset Sale Offer") to each Holder of Notes whose Notes are to be offered to be redeemed. The Asset Sale Offer shall identify the Notes to which it relates and shall contain the information required by clauses (1) through (7) of Section 3.03 hereof and shall provide for a redemption date on the next succeeding Interest Payment Date which is at least 65 days after the giving of the Asset Sale Offer. The redemption price shall be 100% of the principal amount of the Notes, plus accrued interest thereon to the redemption date.

     A Holder receiving an Asset Sale Offer may elect to have redeemed the Notes to which the Asset Sale Offer relates by providing written notice thereof to the Trustee and the Company at least 35 days preceding the redemption date. A Holder may not elect to have redeemed less than all of the Notes to which the Asset Sale Offer relates. In the event that less than all of the Holders receiving an Asset Sale Offer elect to have Notes redeemed, the Company or the Trustee (in the Company's name and at its expense and pursuant to an Officer's Certificate as required by Section 3.03 hereof) shall, no later than 25 days preceding the redemption date, mail an additional Asset Sale Offer to the Holders of the Notes, if any, who have provided written notice of election to redeem Notes and whose Notes have not been completely redeemed and such additional Asset Sale Offer shall be made in accordance with the provisions of
Section 3.02 hereof. Such additional Asset Sale Offer shall be deemed accepted by any Holder unless such Holder provides written notice of non-acceptance to the Trustee and to the Company on or before 15 days preceding the redemption date. The Trustee shall thereafter mail a notice of redemption in accordance with Section 3.03 hereof at least 10 days prior to the redemption date.

     Other than as specifically provided in this Section 3.09, any redemption pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof. In addition, the obligations of the Company pursuant to the provisions of Sections 3.01 through 3.06 hereof are subject to this Section 3.09.

                                   ARTICLE 4
                                   COVENANTS

Section 4.01.  Payment of Notes.
- - ------------   ----------------

          The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes. Principal and interest shall be considered paid on the date due if the Paying Agent, other than the Company or a Subsidiary of the Company, at least one Business Day before that date holds money deposited by the Company in available funds and designated for and sufficient to pay all principal and interest then due. Such Paying Agent shall return to the Company, no later than five days following the date of payment, any money (including accrued interest) that exceeds such amount of principal and interest paid on the Notes.

          The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 2% per annum in excess of the interest rate then applicable to the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02.  Maintenance of Office or Agency.
- - ------------   -------------------------------

          The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          The Company from time to time also may designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided,
                                                                       --------
however, that no such designation or rescission shall in any manner relieve the
- - -------
Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

Section 4.03.  SEC Reports; Financial Statements; Other Reports.
- - ------------   ------------------------------------------------

          (a) The Company shall file with the Trustee, within 15 days after it files them with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portion of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If the Company is not subject to the requirements of such Section 13 or 15(d) of the Exchange Act, the Company shall file with the Trustee, within 15 days after it would have been required to file with the SEC, financial statements, including any notes thereto, and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," both comparable to that which the Company would have been required to include in such annual report, information, documents or other reports if the Company was subject to the requirements of
Section 13 or 15(d) of the Exchange Act. The Company shall timely comply with its reporting and filing obligations under the applicable federal securities laws.

          (b) If the Company is required to furnish annual or quarterly reports to its shareholders pursuant to the Exchange Act, the Company shall promptly cause any annual report furnished to its shareholders generally and any quarterly or other financial reports furnished by it to its shareholders generally to be filed with the Trustee and mailed by the Trustee to the holders of Notes at their addresses appearing in the register of Notes maintained by the Registrar. If the Company is not required to furnish annual or quarterly reports to its shareholders pursuant to the Exchange Act, the Company shall cause its financial statements referred to in clause (a) above, including any notes thereto (and with respect to annual reports, an auditors' report by a firm of established national reputation), and a "Management's Discussion and Analysis of Financial Condition and Results of Operations", to be so mailed to the holders of Notes within 120 days after the end of each fiscal year of the Company and within 60 days after the end of each of the Company's first three fiscal quarters.

          (c) The Company shall deliver to the Trustee, promptly after the same are generally made available to the public, copies of all press releases issued by the Company concerning material developments in the Company's business or financial condition.

Section 4.04.  Compliance Certificate.
- - ------------   ----------------------

          (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officer's Certificate stating that a review of the activities of the Company during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under the Indenture, and further stating, as to each such officer signing such certificate, that to the best of his knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge and what action the Company is taking or proposes to take with respect thereto).

          (b) The Company, so long as any of the Notes are outstanding, shall deliver to the Trustee, forthwith upon any Officer becoming aware of (i) any Default or Event of Default or (ii) any event of default under the Loan Agreement or any mortgage, indenture or instrument described in clause (3) of
Section 6.01 hereof, an Officer's Certificate specifying such Default, Event of Default or other event of default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05.  Taxes.
- - ------------   -----

          The Company shall, and shall cause each of its Subsidiaries to, pay prior to delinquency all taxes, assessments, and governmental levies, other than those taxes, assessments or governmental levies the inadvertent non-payment of which would not have a material adverse effect on the Company, and except as contested in good faith and by appropriate proceedings.

Section 4.06.   Stay, Extension and Usury Laws.
- - ------------    ------------------------------

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.07.  Limitation on Restricted Payments.
- - ------------   ---------------------------------

          Subject to the other provisions of this Section 4.07 the Company shall not, and will not permit any of its Subsidiaries to:

          (a) declare or pay any dividend or make any distribution on account of the Company's or any Subsidiary's capital stock or other Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or such Subsidiary or dividends or distributions payable to the Company or a Subsidiary); or

          (b) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company, any Subsidiary or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Subsidiary);

          (c) voluntarily purchase, redeem or otherwise acquire or retire for value any Indebtedness of the Company that is subordinated in right of payment to the Notes other than as specifically permitted by the terms of this Indenture; or

          (d)  make any Contributions

(all of the foregoing dividends, distributions, purchases, redemptions or other acquisitions, retirements, prepayments or Contributions set forth in clauses (a) through (d) above being collectively referred to as "Restricted Payments"), if at the time of such Restricted Payment:

     (i) a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof, or

     (ii) immediately after such Restricted Payment and after giving effect thereto on a pro forma basis, the Tangible Net Worth of the Company shall be less than $27,493,000, or

     (iii) such Restricted Payment, together with the aggregate of all other Restricted Payments (valued as set forth below) made after April 5, 1993, exceeds (x) 50% of the amount of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first quarter immediately after the first date on which the Company's Tangible Net Worth exceeds $27,493,000 to the end of the Company's most recently ended fiscal quarter at or prior to the time of such Restricted Payment plus (y) 100% of the aggregate net cash proceeds and the fair market value of marketable securities received by the Company from the issue or sale, after April 5, 1993, of capital stock of the Company (other than capital stock issued or sold to a Subsidiary of the Company, other than Disqualified Stock and other than net proceeds of capital stock applied as provided in clause (x) below), or any Indebtedness or other security of the Company convertible into such capital stock of the Company which has been so converted.

     For purposes of determining under clause (iii) above the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value as determined in good faith by the Board of Directors.

     The provisions of this Section 4.07 shall not prohibit:

     (v)  any Exempted Payments;

     (w) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would comply with the provisions hereof; or

     (x) the retirement of any shares of the Company's or a Subsidiary's capital stock in exchange for, or out of the net proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other shares of the Company's or Subsidiary's capital stock, other than any Disqualified Stock; or

     (y) the prepayment of any Indebtedness with respect to the Subordinated Notes if such Indebtedness concurrently is refunded or refinanced in accordance with the provisions of Section 4.08(c) hereunder; or

     (z) the payment of cash dividends on the Senior Preferred Stock if the Company's Interest Coverage Ratio for the four full fiscal quarters immediately preceding the date on which such dividend is made, on a pro forma basis as if such dividend had been paid at the beginning of such four full fiscal quarter period, is at least 3.0 to 1.

Section 4.08.  Limitation on Additional Indebtedness.
- - ------------   -------------------------------------

     (a) Subject to the other provisions of this Section, the Company will not, and will not permit any of its Subsidiaries to, create, incur, issue, assume, guarantee or otherwise become liable with respect to any Indebtedness (other than Indebtedness between the Company and a Subsidiary or between Subsidiaries of the Company) unless:

     (i) the Company's Interest Coverage Ratio for its four full fiscal quarters next preceding the date such additional Indebtedness is created, incurred, assumed or guaranteed, is at least (a) 2.61 to 1, if such date is on or prior to October 31, 1994, (b) 2.71 to 1, if such date is between November 1, 1994 and October 31, 1995, (c) 2.76 to 1, if such date is between November 1, 1995 and October 31, 1996 and (d) 2.94 to 1 if such date is on or after November 1, 1996; in each case determined on a pro forma basis (including a pro forma application of the net proceeds of such Indebtedness) as if the additional Indebtedness had been created, incurred, assumed or guaranteed at the beginning of such four-quarter period; provided, if such Indebtedness is expressly
                             --------
subordinated in right of payment to the Notes, then the Company or its Subsidiaries may create, incur, issue, assume, guaranty or otherwise become liable for such additional Indebtedness if the Company's pro forma Interest Coverage Ratio, determined as set forth above, is at least (a) 2.35 to 1, if such date is on or prior to October 31, 1994, (b) 2.44 to 1, if such date is between November 1, 1994 and October 31, 1995, (c) 2.48 to 1, if such date is between November 1, 1995 and October 31, 1996 and (d) 2.65 to 1 if such date is on or after November 1, 1996; and

     (ii) the Weighted Average Life to Maturity of such additional Indebtedness is greater than the Weighted Average Life to Maturity of the Notes;

provided, however, that the limitations of this Section 4.08 shall not apply to
- - --------  -------
any Indebtedness or other Obligations of the Company existing as of April 5, 1993 or the incurrence by the Company of:

     (w)  Indebtedness incurred pursuant to the Loan Agreement; provided,
                                                                --------
however, that the principal amount of such Indebtedness for the purposes of this
- - -------
clause (w) shall not exceed $85,000,000, which amount will be reduced from time to time by the amount of all permanent reductions, pursuant to the Loan Agreement, of the commitments for revolving loans under the Loan Agreement;

     (x) any Indebtedness incurred pursuant to the CIT Agreement up to $10,755,648 in the aggregate principal amount at any time outstanding;

     (y)  any Indebtedness represented by the Subordinated Notes or the Notes;
or

     (z) in the case of each of clauses (w), (x) and (y), the Obligations with respect to such Indebtedness.

     (b) The limitations of this Section 4.08 hereof notwithstanding, the Company may also create, incur, assume or guarantee (in addition to the Indebtedness otherwise permitted hereunder) additional Indebtedness pursuant to the Loan Agreement, the CIT Agreement, or otherwise: (i) in connection with or arising out of sale and lease-back transactions, capital lease obligations, purchase money obligations for property acquired in the ordinary course of business or other similar financing transactions, or in connection with capital expenditures, but not more than $5,000,000 in the aggregate in any fiscal year may be borrowed under this clause (i); (ii) in connection with Hedging Obligations entered into as required by the Loan Agreement; provided that such
                                                            --------
Hedging Obligations do not increase the principal amount (or notional principal amount) of Indebtedness on which the Company is required to make interest payments; and (iii) additional Indebtedness in an aggregate principal amount not to exceed the difference between (x) $30,000,000 and (y) the then outstanding principal amount of the Notes plus the then outstanding principal amount of any other Indebtedness to the extent that the proceeds thereof were applied to reduce the outstanding principal amount of the Notes.

     (c) The limitations of this Section 4.08 hereof notwithstanding, the Company may create, incur or assume any Indebtedness (the "Refinancing Indebtedness") which serves to refund or refinance (including any extensions of maturity) its Indebtedness under the Notes or any other Indebtedness; provided
                                                                      --------
that (i) such Refinancing Indebtedness bears an interest rate per annum that is equal to or less than the interest rate per annum then payable under such Indebtedness being refunded or refinanced (calculated in accordance with any formula set forth in the documents evidencing any such Indebtedness); (ii) such Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the Weighted Average Life to Maturity of such Indebtedness being refunded or refinanced;
(iii) if the Indebtedness being refinanced or refunded is subordinated to the Notes, such Refinancing Indebtedness is subordinated to the Notes to at least the same extent as the Indebtedness being refinanced or refunded; and (iv) the aggregate principal amount of such Refinancing Indebtedness is not in excess of the aggregate principal amount of the Indebtedness being refinanced or refunded, plus the reasonable expenses and any premiums or penalties incurred or required to be paid by the Company in connection with the refinancing or refunding; provided, further, that clauses (i), (ii),
                                   --------  -------
(iii) and (iv) above shall not apply to any refunding or refinancing of any Indebtedness outstanding pursuant to the Loan Agreement (provided that the principal amount at any one time outstanding under the Loan Agreement shall not exceed the limitations in clause (w) above plus any additional amounts permitted under clause (b)(i) above) or the CIT Agreement (provided that the outstanding principal amount at any time outstanding under the CIT Agreement shall not exceed $10,755,648 plus any additional amounts permitted under clause (b)(i) above).

Section 4.09.  Maintenance of Adjusted Tangible Net Worth.
- - ------------   ------------------------------------------

     The Company shall not permit its Adjusted Tangible Net Worth, calculated as of the last day of the Company's fiscal quarters set forth below, to be less than the amount set forth below next to such respective fiscal quarter:


Company's Fiscal                    Adjusted Tangible
     Quarter                            Net Worth
- - ----------------                    -----------------
1st Quarter 1994                       $19,240,000
2nd Quarter 1994                        22,710,000
3rd Quarter 1994                        25,235,000
4th Quarter 1994                        25,465,000
1st Quarter 1995                        24,940,000
2nd Quarter 1995                        28,725,000
3rd Quarter 1995                        31,570,000
4th Quarter 1995                        32,295,000
1st Quarter 1996                        31,810,000
2nd Quarter 1996                        35,785,000
3rd Quarter 1996                        38,670,000
4th Quarter 1996                        39,625,000
1st Quarter 1997                        38,980,000
2nd Quarter 1997                        43,360,000
3rd Quarter 1997                        46,610,000
4th Quarter 1997                        47,965,000

Section 4.10.  Maintenance of the Company's EBITDA.
- - ------------   -----------------------------------

     The Company shall not permit its EBITDA for the period of four consecutive fiscal quarters ending on the last day of the Company's fiscal quarters set forth below to be less than the amount set forth below next to such respective fiscal quarter:


Company's Fiscal
  Quarter                               EBITDA
- - ----------------                        ------
1st Quarter 1994                       $28,710,000
2nd Quarter 1994                        29,385,000
3rd Quarter 1994                        30,105,000
4th Quarter 1994                        30,600,000
1st Quarter 1995                        31,185,000
2nd Quarter 1995                        31,860,000
3rd Quarter 1995                        32,490,000
4th Quarter 1995                        33,435,000
1st Quarter 1996                        33,930,000
2nd Quarter 1996                        34,515,000
3rd Quarter 1996                        35,010,000
4th Quarter 1996                        35,775,000
1st Quarter 1997                        36,270,000
2nd Quarter 1997                        36,900,000
3rd Quarter 1997                        37,575,000
4th Quarter 1997                        38,295,000

Section 4.11.  Maintenance of Fixed Charge Coverage Ratio.
- - ------------   ------------------------------------------

     The Company will not permit its Fixed Charge Coverage Ratio for the period of four consecutive fiscal quarters ending on the last day of the Company's fiscal quarters set forth below to be less than the ratio set forth below next to such respective fiscal quarter:



Company's Fiscal                     Fixed Charge
    Quarter                         Coverage Ratio
- - ----------------                    --------------
1st Quarter 1994                          0.72
2nd Quarter 1994                          0.72
3rd Quarter 1994                          0.70
4th Quarter 1994                          0.69
1st Quarter 1995                          0.75
2nd Quarter 1995                          0.76
3rd Quarter 1995                          0.73
4th Quarter 1995                          0.70
1st Quarter 1996                          0.73
2nd Quarter 1996                          0.68
3rd Quarter 1996                          0.74
4th Quarter 1996                          0.75
1st Quarter 1997                          0.76
2nd Quarter 1997                          0.77
3rd Quarter 1997                          0.77
4th Quarter 1997                          0.80

Section 4.12.  Maintenance of Interest Coverage Ratio.
- - ------------   --------------------------------------

     The Company will not permit its Interest Coverage Ratio for the period of four consecutive fiscal quarters ending on the last day of the Company's fiscal quarters set forth below to be less than the ratio set forth below next to such respective fiscal quarter:



Company's Fiscal                Interest Coverage
  Quarter                            Ratio
- - ----------------                -----------------
1st Quarter 1994                      1.73
2nd Quarter 1994                      1.75
3rd Quarter 1994                      1.76
4th Quarter 1994                      1.77
1st Quarter 1995                      1.77
2nd Quarter 1995                      1.79
3rd Quarter 1995                      1.80
4th Quarter 1995                      1.84
1st Quarter 1996                      1.84
2nd Quarter 1996                      1.85
3rd Quarter 1996                      1.85
4th Quarter 1996                      1.86
1st Quarter 1997                      1.89
2nd Quarter 1997                      1.89
3rd Quarter 1997                      1.89
4th Quarter 1997                      1.89

Section 4.13.  Sale of Assets; Application of Net Proceeds.
- - ------------   -------------------------------------------

     (a) Neither the Company nor any of its Subsidiaries shall consummate a Voluntary Asset Sale of any asset unless (i) if the fair market value of the assets subject to such Voluntary Asset Sale and any related series of Asset Sales is in excess of $10,000, at least 80% of the consideration therefor received by the Company or such Subsidiary is in the form of cash; provided,
                                                                   --------
however, that the amount of (A) any liabilities (that would be reflected on a
- - -------
balance sheet of the Company or such Subsidiary or in the notes thereto prepared in accordance with generally accepted accounting principles) of the Company or any Subsidiary that are assumed by the transferee of any such assets and (B) any notes or other obligations received by the Company or any Subsidiary from such transferee which are immediately converted by the Company or such Subsidiary into cash shall be deemed to be cash for purposes of this Section 4.13(a); provided further, however, that the 80% limitation referred to above shall not
- - -------- -------  -------
apply to any Asset Sale in which the cash portion of the consideration received therefor is equal to or greater than what the net after-tax proceeds would have been had such Asset Sale complied with the aforementioned 80% limitation; and
(ii) except as may otherwise be provided in the Intercreditor Agreement, any non-cash Proceeds (as defined in the Security Documents) of such Asset Sale received by the Company or its Subsidiaries in consideration of such Asset Sale (net of amounts relating to such sale referred to in clauses

(a) through (c) of the definition of Net Proceeds) are subjected to a perfected Lien in favor of the Trustee, for the benefit of the Holders, having at least the same priority as the Lien on the assets which were the subject of such Asset Sale. Notwithstanding the foregoing, the provisions of the preceding sentence shall not apply to any Asset Sale the Net Proceeds of which are not required to be deposited in the Proceeds Account in accordance with the last sentence of
Section 4.13(b) below. Concurrently with the consummation of any Asset Sale and, if required by this Section 4.13,(x) the satisfaction of the conditions set forth in the first sentence of this Section 4.13(a) and (y) the deposit of the Net Proceeds thereof in the Proceeds Account to the extent required by Section 4.13(b) below, the Trustee shall release its Lien on the assets subject to such Asset Sale (if such asset is otherwise subject to such Lien).

     (b) Upon the receipt by the Company or a Subsidiary of the Company of the Net Proceeds of any Asset Sale, the Company shall, and shall cause such Subsidiary to, deposit in the Proceeds Account (i) to the extent that the assets subject to such Asset Sale constitute Noteholders' Primary Collateral (as defined in the Intercreditor Agreement), 100% of the Net Proceeds of the Asset Sale relating to such assets, (ii) to the extent that the assets subject to such Asset Sale constitute Lenders' Primary Collateral (as defined in the Intercreditor Agreement), the Net Proceeds of the Asset Sale relating to such assets remaining after application of the proceeds of such sale to Indebtedness outstanding pursuant to the Loan Agreement in full and (iii) with respect to any other assets, a portion of the Net Proceeds of the Asset Sale relating to such assets equal to the product of such Net Proceeds and a fraction, the numerator of which is the principal amount of the Notes then outstanding (determined as of the close of business on the day immediately preceding the closing date of the Asset Sale) and the denominator of which is the principal amount of the Notes then outstanding plus the maximum amount of the line of credit established for the Company and its Subsidiaries under the Loan Agreement (as limited by Section 4.08(a)(w)), each determined as of the close of business on the day immediately preceding the closing date of the Asset Sale; provided that if, after giving
                                              --------
effect to such application of Net Proceeds under this clause (iii), the outstanding balance of the Indebtedness under the Loan Agreement is reduced to zero, then any remaining Net Proceeds otherwise allocable to such Indebtedness shall be applied to the Notes. Notwithstanding the foregoing, the Company and its Subsidiaries shall be entitled to retain the Net Proceeds of any Asset Sale (and need not either deposit such Net Proceeds in the Proceeds Account or redeem or make an offer to redeem Notes therewith) if the Net Proceeds of such Asset Sale and any related series of Asset Sales shall not exceed $100,000; provided
                                                                      --------
that the aggregate amount of all Net Proceeds retained by the Company and its Subsidiaries pursuant to this sentence shall not exceed $1,000,000.

     (c) To the extent that any Net Proceeds shall be deposited in the Proceeds Account and shall remain in such account for at least one year (taking into account withdrawals permitted pursuant to Section 4.13(e) below) (the amount so remaining after one year being hereinafter referred to as the "Remaining Net Proceeds"), an offer to redeem Notes shall be made pursuant to this Section 4.13 and Section 3.09 above; provided that the Company may make such offer to redeem
                        --------
Notes, at its sole option, within such one-year period. Any such offer to redeem shall be for an amount of Notes having an aggregate redemption price equal to the amount of such Remaining Net Proceeds (or, if such offer to redeem is made at the Company's option pursuant to the proviso to the preceding sentence, such portion of such Remaining Net Proceeds as the Company shall determine). The redemption price for any such offer shall be funded solely out of the relevant Remaining Net Proceeds held in the Proceeds Account, and the Trustee shall apply such proceeds in accordance with the provisions of this
Section 4.13(c). Notwithstanding the foregoing, the Company shall not be required to make any such offer to redeem unless and until the aggregate Remaining Net Proceeds required to be applied to such redemption as set forth in the first sentence of this Section 4.13(c) is at least $1,000,000.

     (d) An offer to redeem the Notes pursuant to this Section 4.13 shall be made pursuant to the provisions of Section 3.09 hereof. Simultaneously with the notification of such offer of redemption to the Trustee as required by Sections 3.01, 3.03 and 3.09 hereof, the Company shall provide the Trustee with an Officer's Certificate setting forth the information required to be included therein by Section 3.01 hereof and, in addition, setting forth the calculations used in determining the amount of Remaining Net Proceeds to be applied to the redemption of Notes.

     (e) Notwithstanding the foregoing, at any time after any Net Proceeds shall be deposited into the Proceeds Account, the Company shall be entitled to instruct the Trustee to deliver to it out of the Proceeds Account, and the Trustee shall (promptly following receipt by the Trustee of such instructions in writing) deliver to the Company out of the Proceeds Account, all or any portion of such Net Proceeds; provided that such Net Proceeds are to be concurrently
                      --------
applied by the Company or any of its Subsidiaries in any one or more of the following manners:

     (i) (A) to reinvest in, or purchase or otherwise acquire, any asset, property or business in (or that will be used in) the same or similar line of business as the Company and its Subsidiaries or (B) with respect to any Net Proceeds consisting of the proceeds of insurance paid on account of the loss of or damage to any property, or compensation or other proceeds for any property taken by condemnation, eminent domain or similar proceedings, as provided in clause (A) above or to reimburse the Company or any of its Subsidiaries for expenditures made, or to pay costs incurred, to repair, rebuild, replace or restore the property subject to such loss, damage or taking; provided that to
                                                             --------
the extent the assets that were the subject of the Asset Sale giving rise to such Net Proceeds were Collateral, the assets or property referred to in clauses
(A) and (B) above acquired with such proceeds (the "Replacement Collateral") shall be subject to a Lien in favor of the Trustee having at least as favorable a priority as the assets that were the subject of such Asset Sale and, concurrently with the acquisition of such Replacement Collateral, the Company shall take such steps as are necessary to perfect such Lien; or

          (ii) to redeem all or a portion of the Securities or Additional Securities, on a pro rata basis, pursuant to this Section 4.13, Section 4.18 hereof or paragraph 5 of the Notes.

     (f) Notwithstanding any provision of this Section 4.13 to the contrary, neither the Company nor any of its Subsidiaries shall consummate or cause the consummation of, a Voluntary Asset Sale if, as a result thereof, the Company would be required pursuant to the indenture governing the Subordinated Notes to apply any portion of the Net Proceeds of such Asset Sale to an offer to redeem the Subordinated Notes.

     (g) The Company will not sell all or substantially all of the assets of any of the manufacturing plants of the Company other than the Tifton, Georgia plant.

     (h) If the Company or any of its Subsidiaries shall receive any non-cash Proceeds (as defined in the Security Documents) of an Asset Sale other than a Voluntary Asset Sale, such non-cash Proceeds (net of amounts relating to such sale referred to in clauses (a) through (c) of the definition of Net Proceeds) shall be subjected to a perfected Lien in favor of the Trustee, for the benefit of the Holders, having the same priority as the Lien on the assets which were the subject of such Asset Sale (except as may otherwise be provided in the Intercreditor Agreement).

Section 4.14.  Limitation on Transactions with Affiliates.
- - ------------   ------------------------------------------

     Neither the Company nor any Subsidiary shall sell, lease, transfer or otherwise dispose of any of its properties or assets to or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, an Affiliate (an "Affiliate Transaction"), unless (i) the terms of such Affiliate Transaction are no less favorable to the Company or the Subsidiary, as the case may be, than those that would have been obtained in a comparable transaction by the Company or the Subsidiary, as the case may be, with an unrelated person and (ii) if the Affiliate Transaction involves or has a value of greater than $500,000, such Affiliate Transaction has been approved by a majority of the Board of Directors who are unaffiliated with such Affiliate; provided, however, that (x) any
                                          --------  -------
transaction between the Company and any wholly-owned Subsidiary or between wholly-owned Subsidiaries of the Company, and (y) any Restricted Payment permitted pursuant to Section 4.07 hereof, shall not be deemed to be Affiliate Transactions.

Section 4.15.  Liens.
- - ------------   -----

     The Company shall not, create, incur, assume or permit to exist any Lien on or with respect to any of its property in each case to secure Indebtedness except the following (collectively, "Permitted Encumbrances"):

     (a) Subject to terms of the Intercreditor Agreement, Liens created by the Loan Agreement;

     (b) Liens created or permitted by this Indenture, the Notes and the Security Documents;

     (c) Liens existing on April 5, 1993;

     (d) (i) Liens incurred or pledges and deposits in connection with worker's compensation, unemployment insurance and other social security benefits, or securing performance bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations or progress payments and other obligations of like nature, incurred in the ordinary course of business and (ii) surety and appeal bonds and other obligations of like nature, incurred in the ordinary course of business;

     (e) Liens securing Indebtedness permitted under subsection (b) of Section
     4.08 to the extent the Lien covers New Equipment (as defined in the Security Agreement), is granted in favor of a secured party other than the Trustee at the time of, or within one year after, the Company's purchase of the New Equipment, and the Indebtedness is incurred to purchase (or refinance the Indebtedness incurred to purchase) the New Equipment;

     (f) Any interest or title of a lessor, or secured by a lessor's interest, under any lease;

     (g) Liens granted to the Trustee pursuant to Sections 6.09 and 7.07 hereof;

     (h) Liens for taxes or assessments and similar charges either (x) not delinquent or (y) contested in good faith by appropriate proceedings and as to which the Company shall have set aside on its books adequate reserves;

     (i) Liens imposed by law, such as mechanics', carriers', warehousemen's, materialmen's and vendors' Liens, incurred in good faith in the ordinary course of business;

     (j) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property or minor irregularities of title incident thereto which do not in the aggregate materially detract from the value of the property or assets of the Company, or impair the use of such property in the operation of the Company's business;

     (k) Liens on raw materials or on manufactured products as security for any drafts or bills of exchange drawn in connection with the importation of such raw materials or manufactured products in the ordinary course of business;

     (l) Liens arising from legal proceedings, so long as such proceedings are being contested in good faith by appropriate proceeding diligently conducted and so long as execution thereon is stayed on all judgments resulting from any such proceedings; and

     (m) Liens granted in connection with the refinancing of any Indebtedness secured by Liens ("Prior Liens") permitted to be incurred or to exist pursuant to this clause or any of the foregoing clauses;

provided, however, that any such Permitted Encumbrance constituting a Restricted
- - --------  -------
Encumbrance shall not be created, incurred, assumed or permitted to exist on or with respect to any Collateral unless (i) such Lien is not being enforced against the Collateral in a legal proceeding or by legal process that has as its goal the foreclosure of the Lien, (ii) such Lien is on Lenders' Primary Collateral (as defined in the Intercreditor Agreement) and is not prohibited by the Loan Agreement or (iii) the Company is contesting in good faith, by proper legal actions or proceedings, the validity, amount or application of the Lien; provided, further, that the Company may contest such Lien only so long as (A)
- - --------  -------
adequate reserves with respect to the contested Lien are maintained on the Company's books in accordance with generally accepted accounting principles and
(B) such contest operates to suspend enforcement of, payment of or compliance with the contested Lien, such contest is maintained and prosecuted in good faith to completion and, upon completion of such contest, such Lien is not enforced in a matter resulting in the Company's loss of the Collateral covered by such Lien.

Section 4.16.  Corporate Existence.
- - ------------   -------------------

     Subject to Section 4.17 and Article 5 hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Significant Subsidiary in accordance with the respective organizational documents of each Significant Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Significant Subsidiaries; provided, however, that the Company shall not be required to preserve any such
- - --------  -------
right, license or franchise, or the corporate, partnership or other existence of any Subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.17.  Liquidation.
- - ------------   -----------

     The Board of Directors or the shareholders of the Company shall not adopt a plan of liquidation which provides for, contemplates or the effectuation of which is preceded by (a) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company otherwise than substantially as an entirety (Article 5 of this Indenture being the Article hereof which governs any such sale, lease, conveyance or other disposition substantially as an entirety) and (b) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and of the remaining assets of the Company to the holders of capital stock of the Company, unless the Company, prior to making any liquidating distribution pursuant to such plan, makes provision for the satisfaction of the Company's obligations hereunder and under the Notes as to the payment of principal and interest. The Company shall be deemed to make provision for such payments only if (i) the Company delivers in trust to the Trustee or Paying Agent (other than the Company) money or U.S. Government Obligations maturing as to principal and interest in such amounts and at such times as are sufficient without consideration of any reinvestment of such interest to pay, when due, the principal of and interest on the Notes and also delivers to the Trustee an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such action and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such action has not been taken or (ii) there is an express assumption and observance of all covenants and conditions to be performed by the Company hereunder by the execution and delivery of a supplemental indenture in form satisfactory to the Trustee by a person that acquires or will acquire (otherwise than pursuant to a lease) a portion of the assets of the Company, and which person will have Tangible Net Worth (immediately after the acquisition) and Consolidated Net Income (for such person's four full fiscal quarters immediately preceding the acquisition) not less than the Tangible Net Worth of the Company immediately preceding the acquisition and the Consolidated Net Income of the Company (for its four full fiscal quarters immediately preceding such acquisition), respectively, and which is organized and existing under the laws of the United States, any State thereof or the District of Columbia; provided,
                                                                     --------
however, that the Company shall not make any liquidating distribution until
- - -------
after an Officer of the Company shall have certified to the Trustee with an Officer's Certificate at least five days prior to the making of any liquidating distribution that it has complied with the provisions of this Section 4.17 and that no Default or Event of Default then exists or would occur as a result of any such liquidating distribution.

Section 4.18.  Change of Control.
- - ------------   -----------------

     If, at any time (the "Change of Control Date"), (i) all or substantially all of the Company's assets are sold as an entirety to any person or related group of persons other than an Affiliate or Affiliates of the Company or a Permitted Transferee (as defined herein), (ii) the Company is merged with or into another corporation or another corporation is merged with or into the Company with the effect that immediately after such transaction the shareholders of the Company immediately prior to such transaction hold less than a majority in interest of the total voting power entitled to vote in the election of directors, managers or trustees of the person surviving such transaction, (iii) any person or related group of persons other than a Permitted Transferee acquires a majority in interest of the voting power or voting stock of the Company (other than as a result of a bona fide pledge of the common stock of the Company) or (iv) any person other than Odyssey acquires, by way of merger, consolidation or other business combination, greater than 50% of the total voting power entitled to vote in the election of directors, managers or trustees of the Company or such other person surviving the transaction (each, a "Change of Control"), then the Company shall notify the Holders in writing of such occurrence and shall make an offer to purchase (the "Change of Control Offer") on the second Interest Payment Date following the Change of

Control Date (the "Change of Control Payment Date") all Notes then outstanding at a purchase price equal to the optional redemption price thereof then in effect as set forth in paragraph 5 of the Notes, including accrued and unpaid interest to the Change of Control Payment Date, if any; provided, however, that
                                                        --------  -------
the Company shall not be obligated to purchase any Notes unless holders of greater than 50% of the principal amount of the Notes outstanding at the Change of Control Date shall have tendered such Notes to the Company for repurchase.

     Notice of a Change of Control Offer shall be mailed by the Company not less than 30 days nor more than 60 days before the last day of such following fiscal quarter of the Company to the Holders at their last registered addresses with a copy to the Trustee and the Paying Agent. The Change of Control Offer shall remain open from the time of mailing until the fifth Business Day preceding the Change of Control Payment Date. The notice, which shall govern the terms of the Change of Control Offer, shall state:

     (1) that the Change of Control Offer is being made pursuant to this Section
     4.18 and that all Notes tendered will be accepted for payment;

     (2) the purchase price and the Change of Control Payment Date;

     (3) that any Notes not tendered will continue to be outstanding and accrue interest;

     (4) that any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

     (5) that Holders electing to have Notes purchased pursuant to the Change of Control Offer shall be required to surrender their Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Company prior to the close of business on the Change of Control Payment Date;

     (6) that Holders will be entitled to withdraw their election if the Company receives, not later than the close of business on the Business Day three Business Days preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

     (7) that Holders whose Notes are purchased only in part will be issued Notes representing the unpurchased portion of the Notes surrendered;

     (8) the instructions that Holders must follow in order to tender their Notes; and

     (9) the circumstances and relevant facts regarding such Change of Control (including but not limited to information with respect to pro forma historical and projected financial information after giving effect to such Change of Control, information regarding the persons acquiring control and such person's business plans going forward).

     On the Change of Control Payment Date, the Company shall, unless holders of 50% or greater of the principal amount of the Notes outstanding at the Change of Control Date have not tendered such Notes to the Company for repurchase, (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so tendered and (iii) deliver to the Trustee Notes so accepted together with an Officer's Certificate stating the Notes or portions thereof tendered to the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Security or Additional Security, as the case may be, equal in principal amount to any unpurchased portion of the Security or Additional Security surrendered.

     For the purposes of this Section 4.18 "Permitted Transferees" shall mean
(A) Odyssey, and corporations, partnerships or other entities controlled by, controlling or under common control with Odyssey (collectively, the "Odyssey Affiliates") (the term "control" being the same as that term is defined under the Securities Act), (B) any managing director, general partner, director, limited partner, officer or employee of Odyssey (collectively, "Odyssey Associates"), (C) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any Odyssey Associate, (D) a trust, the beneficiaries of which, or a corporation or partnership, the stockholders or general or limited partners of which, include only an Odyssey Associate, his spouse or his lineal descendants, to whom Odyssey, an Odyssey Affiliate or an Odyssey Associate has transferred securities of the Company and (E) any person or entity, as pledgee, from whom any Odyssey Associate has borrowed funds to make its investment in securities of the Company (or any refinancing thereof).

Section 4.19.  Maintenance of Properties.
- - ------------   -------------------------

     The Company will cause all properties used or useful in the conduct of its business or the businesses of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that
                                                    --------  -------
nothing in this Section 4.19 shall prevent the Company or any Subsidiary from discontinuing the operation or maintenance of any such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

Section 4.20.  Additional Real Property Collateral.
- - ------------   -----------------------------------

     The Company shall notify the Trustee in writing promptly upon its acquisition or leasing of any Real Property, and, at the Trustee's request, shall promptly thereafter execute and deliver to the Trustee, for the benefit of the Noteholders, a Mortgage with respect to such Real Property, together with such title insurance policies (mortgagee's form), certified surveys, appraisals and local counsel opinions with respect thereto and such other agreements, documents and instruments which the Trustee deems reasonably necessary or desirable, the same to be in form and substance substantially the same as the Mortgages (with appropriate state law variations) and to be subject only to (a) Permitted Encumbrances and (b) such other Liens as the Trustee may reasonably approve.

Section 4.21.  Maintenance of Insurance.
- - ------------   ------------------------

     The Company shall (a) maintain liability, casualty and other insurance (subject to customary deductibles and retentions) with responsible insurance companies in such amounts and against such risks as is carried by responsible companies engaged in similar businesses and owning similar assets in the general areas in which the Company operates; (b) provide to the Trustee an endorsement to such insurance providing that the insurance companies issuing such policies will give the Trustee at least thirty (30) days prior written notice of cancellation, non-renewal or any other material change; and (c) maintain the Trustee for the benefit of the Noteholders as co-loss payee, as its interest appears, with respect to insurance covering the Collateral.

Section 4.22. Limitation on Dividend and Other Payment Restrictions Affecting
- - ------------  ---------------------------------------------------------------
     Subsidiaries.
     ------------

     The Company will not permit any of its Subsidiaries to create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in, or measured by, its profits, owned by the Company or any Subsidiary of the Company, or pay any Indebtedness owed to, the Company or a Subsidiary of the Company, (b) make loans or advances to the Company or a Subsidiary of the Company or (c) transfer any of its properties or assets to the Company, except for such encumbrances or restrictions existing under or by reason of (i) applicable law,
(ii) this Indenture, (iii) the Loan Agreement, (iv) the CIT Agreement, (v) the indenture with respect to the Subordinated Notes, (vi) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or a Subsidiary of the Company, (vii) any instrument governing Indebtedness of a person acquired by the Company or any Subsidiary of the Company at the time of such acquisition, which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired, (viii) with respect to clause (c) above, purchase money obligations for property acquired in the ordinary course of business.

                                   ARTICLE 5
                                   SUCCESSORS

Section 5.01.   When Company May Merge, etc.
- - ------------    ---------------------------

          The Company shall not consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets, in one or more related transactions, to any person unless:

     (1) the person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, lease conveyance or other disposition shall have been made, is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;

     (2) the corporation formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, lease, conveyance or other disposition shall have been made, assumes by supplemental indenture in a form reasonably satisfactory to the Trustee all the obligations of the Company under the Notes and this Indenture;

     (3) immediately after the transaction no Default or Event of Default exists; and

     (4) the Company or any corporation formed by or surviving any such consolidation or merger, or to which such sale, lease conveyance or other disposition shall have been made, (a) shall have Tangible Net Worth (immediately after the transaction but prior to any purchase accounting adjustments resulting from the transaction) equal to or greater than the Tangible Net Worth of the Company immediately preceding the transaction and (b) shall be permitted immediately after the transaction to incur at least $1.00 of additional Indebtedness pursuant to the Interest Coverage Ratio test set forth in Section 4.08(a)(i) hereof; provided, however, that for purposes of this provision, the
                   --------  -------
Interest Coverage Ratio provisions of Section 4.08(a)(i) hereof shall be calculated after giving pro forma effect to such consolidation or merger, or such sale, lease, conveyance or other disposition or assignment as if the same had occurred at the beginning of the applicable four quarter period.

     The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officer's Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture. The Trustee shall be entitled to conclusively rely upon such Officer's Certificate and Opinion of Counsel.

Section 5.02.  Successor Corporation Substituted.
- - ------------   ---------------------------------

     Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor person has been named as the Company herein; provided, however, that the predecessor Company in the
                       --------  -------
case of a sale, lease, conveyance or other disposition shall not be released from the obligation to pay the principal of and interest on the Notes.


                                   ARTICLE 6
                             DEFAULTS AND REMEDIES

Section 6.01.  Events of Default.
- - ------------   -----------------

     An "Event of Default" occurs if:
         ----------------

     (1) the Company defaults in the payment of (a) interest on any of the Notes when the same becomes due and payable or (b) the principal of any of the Notes when the same becomes due and payable at maturity, upon redemption or otherwise;

     (2) the Company fails to observe or perform any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to provisions of the Notes, this Indenture, the Purchase Agreement, the Environmental Indemnity Agreement, or the Security Documents; or any representation or warranty contained in such documents is untrue in any material respect and, in either case, such Default continues for the period and after the notice of the Default is provided as specified below;

     (3) the Company or a Subsidiary defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Subsidiary (or the payment of which is guaranteed by the Company or a Subsidiary), other than the Notes and the Loan Agreement, whether such Indebtedness or guarantee now exists or shall be created hereafter, if such default consists of a failure to pay principal or interest after the applicable grace period thereon or if as a result of such default, the maturity of such Indebtedness has been accelerated prior to its expressed maturity; provided that the principal amount of such
                                 --------
Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal or interest thereon, or the maturity of which has been so accelerated, aggregates $2,500,000 or more;

          (4) the occurrence and continuance of an event of default under the Loan Agreement (after any applicable grace period or waiver); provided, that a
                                                              --------
Default or Event of Default hereunder shall not be deemed to occur until 120 days from the date the Company becomes aware of such event of default under the Loan Agreement but only to the extent that neither the Credit Agent nor the Lenders under the Loan Agreement have taken Remedial Action or accelerated the maturity of the Indebtedness thereunder within such 120-day period; provided,
                                                                    --------
further that if the Credit Agent and the Lenders have, prior to any acceleration
- - -------
hereunder, waived the event of default, or amended, supplemented or modified the Loan Agreement such that as a result of such waiver or amendment, supplement or modification an event of default would no longer exist under the Loan Agreement, then no Default or Event of Default will be deemed to occur hereunder;

     (5) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any Subsidiary of the Company and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 30 days, provided that the aggregate of all such judgments exceeds $2,000,000;

     (6) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

          (a)  commences a voluntary case;

          (b) consents to the entry of an order for relief against it in an involuntary case;

          (c) consents to the appointment of a Custodian of it or for all or substantially all of its property;

          (d)  makes a general assignment for the benefit of its creditors;

          (e) admits in an official public document or statement its current inability to pay its debts as the same become due; or

     (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (a) is for relief against the Company or any Significant Subsidiary in an involuntary case; or

          (b) appoints a Custodian of the Company or any Significant Subsidiary or for all or substantially all of its property; or

               (c) orders the liquidation of the Company or any Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 days.

     The term "Bankruptcy Law" means title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     A Default under clause (2), is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 33 1/3% in principal amount of the then outstanding Notes notify the Company and the Trustee, of the Default and, the Company does not cure the Default within 20 days after receipt of the notice. The notice must specify the Default and state that the notice is a "Notice of Default."

     In the case of any Event of Default (other than as a result of a failure to comply with Sections 4.09, 4.10, 4.11, 4.12 or 4.18) pursuant to the provisions of this Section 6.01 occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention and for the purpose of avoiding payment of the premium which the Company would have to pay if the Company then had elected to redeem the Notes pursuant to paragraph 5 of the Notes, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law, anything in this Indenture or in the Notes contained to the contrary notwithstanding.

Section 6.02.  Acceleration.
- - ------------   ------------

     If an Event of Default (other than an Event of Default specified in clauses
(6) and (7) of Section 6.01) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 33-1/3% in principal amount of the then outstanding Notes by written notice to the Company and the Trustee, may declare the unpaid principal of and any accrued interest on all the Notes to be due and payable. Upon such declaration the principal and interest shall be due and payable immediately. If an Event of Default specified in clause (6) or (7) of
Section 6.01 occurs, such an amount shall ipso facto become and be immediately
                                          ---- -----
due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding Notes by written notice to the Trustee may rescind an acceleration and its consequences if the rescis-sion would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

Section 6.03.  Other Remedies.
- - ------------   --------------

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture or the Security Documents.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04.  Waiver of Past Defaults.
- - ------------   -----------------------

     Subject to Section 9.02 hereof, Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences except a continuing Default or Event of Default in the payment of the principal of or interest on any Note. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.  Control by Majority.
- - ------------   -------------------

     The Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Noteholders, or that may involve the Trustee in personal liability.

Section 6.06.  Limitation on Suits.
- - ------------   -------------------

     A Noteholder may pursue a remedy with respect to this Indenture or the Notes only if:

     (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

     (2) the Holders of at least 33 1/3% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

     (3) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

     (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

     (5) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

Section 6.07.  Rights of Holders to Receive Payment.
- - ------------   ------------------------------------

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder; except that no Holder shall have the right to institute any such suit if and to the extent that the institution or prosecution thereof or the entry of judgment therein would under applicable law result in the surrender, impairment, waiver, or loss of the Lien of the Security Documents upon any property subject to such Lien.

Section 6.08.  Collection Suit by Trustee.
- - ------------   --------------------------

     If an Event of Default specified in Section 6.01(1) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.  Trustee May File Proofs of Claim.
- - ------------   --------------------------------

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

Section 6.10.  Priorities.
- - ------------   ----------

     If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

     First:  to the Trustee, its agents and attorneys for amounts due under
Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

     Second: to Noteholders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

     Third:  to the Company.

     The Trustee may fix a record date and payment date for any payment to Noteholders.

Section 6.11.  Undertaking for Costs.
- - ------------   ---------------------

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or Section 6.13, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7
                                    TRUSTEE

Section 7.01.  Duties of Trustee.
- - ------------   -----------------

        (1) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

        (2) Except during the continuance of an Event of Default:

            (a) The duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

            (b) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

        (3) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (a) This paragraph does not limit the effect of paragraph (2) of this Section.

            (b) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

            (c) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

        (4) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(1), (2) and (3) of this Section.

        (5) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

     (6) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02.  Rights of Trustee.
- - ------------   -----------------

     (1) The Trustee may conclusively rely and shall be protected from acting or refraining from acting based upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

     (2) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (3) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

     (5) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

Section 7.03.  Individual Rights of Trustee.
- - ------------   ----------------------------

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or an Affiliate thereof with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Section 7.10.

Section 7.04.  Trustee's Disclaimer.
- - ------------   --------------------

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company or upon the Company's direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05.  Notice of Defaults.
- - ------------   ------------------

     If a Default occurs and is continuing and if it is known to a trust officer of the Trustee, the Trustee shall mail to Noteholders a notice of the Default within 90 days after such Default becomes known to such trust officer. Except in the case of a Default in payment on any Note (including the failure to make a mandatory redemption pursuant hereto), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Noteholders.

     The Trustee shall not be deemed to owe any fiduciary duty to the Credit Agent.

Section 7.06.  Reports by Trustee to Holders.
- - ------------   -----------------------------

     Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to Noteholders a brief report dated as of such reporting date that complies with TIA (S) 313(a). The Trustee also shall comply with TIA (S) 313(b). The Trustee shall also transmit by mail all reports as required by TIA (S) 313(c).

Section 7.07.  Compensation and Indemnity.
- - ------------   --------------------------

     The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     The Company shall indemnify the Trustee, its directors, officers, employees, agents and stockholders against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The obligation of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

     The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own negligence or bad faith.

     To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of the Indenture. The Trustee shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08.  Replacement of Trustee.
- - ------------   ----------------------

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

     The Trustee may resign and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

     (1)  the Trustee fails to comply with Section 7.10;

     (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

     (3) a Custodian or public officer takes charge of the Trustee or its property; or

     (4)  the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee after written request by any Noteholder who has been a Noteholder for at least six months fails to comply with Section 7.10, such Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09.  Successor Trustee by Merger, etc.
- - ------------   --------------------------------

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.  Eligibility; Disqualification.
- - ------------   -----------------------------

     There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by Federal or state authority and shall have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.


                                   ARTICLE 8
                             DISCHARGE OF INDENTURE

Section 8.01.  Termination of Company's Obligations.
- - ------------   ------------------------------------

     This Indenture shall cease to be of further effect (except that the Company's obligations under Section 7.07 and the Company's, Trustee's and Paying Agent's obligations under Section 8.03 shall survive) when all outstanding Notes theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Notes which have been replaced or paid) to the Trustee for cancellation and the Company has paid all sums payable hereunder. In addition, the Company may terminate all of its obligations under this Indenture if:

           (1) the Company irrevocably deposits in trust with the Trustee or at the option of the Trustee, with a trustee reasonably satisfactory to the Trustee and the Company under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, money or U.S. Government Obligations sufficient to pay principal and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, provided that (i) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the Trustee and (ii) the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Notes;

           (2) the Company delivers to the Trustee an Officers' Certificate stating that all conditions precedent to satisfaction and discharge of this Indenture have been complied with, and an Opinion of Counsel to the same effect; and

           (3) no Event of Default or event (including such deposit) which, with notice or lapse of time, or both, would become an Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit.

Then, this Indenture shall cease to be of further effect (except as provided in this paragraph), and the Trustee, on demand of the Company, shall execute proper instruments acknowl-edging confirmation of and discharge under this Indenture. However, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.01, 4.06, 7.07, 7.08, 8.03 and 8.04 and in the Security Documents and the Trustee's and Paying Agent's obligations in Section 8.03 shall survive until the Notes are no longer outstanding. Thereafter, only the Company's obligations in
Section 7.07 and the Company's, Trustee's and Paying Agent's obligations in
Section 8.03 shall survive.

     After such irrevocable deposit made pursuant to this Section 8.01 and satisfaction of the other conditions set forth herein, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under this Indenture (except for those surviving obligations specified above) and shall provide a certificate to that effect to the Company, the Credit Agent and all other parties who have entered into, are subject to, or are the beneficiaries of, the terms of the Security Documents.

     In order to have money available on a payment date to pay principal or interest on the Notes, the U.S. Government Obligations shall be payable as to principal or interest at least one Business Day before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

     "U.S. Government Obligations" means direct obligations of the United States of America, or any agency or instrumentality thereof for the payment of which the full faith and credit of the United States of America is pledged.

Section 8.02.  Application of Trust Money.
- - ------------   --------------------------

     The Trustee or a trustee satisfactory to the Trustee and the Company shall hold in trust money or U.S. Government Obligations deposited with it pursuant to
Section 8.01. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal and interest on the Notes.

Section 8.03.  Repayment to Company.
- - ------------   --------------------

     The Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or securities held by them at any time.

     The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Company shall have either caused
                 --------  -------
notice of such payment to be mailed to each Noteholder entitled thereto no less than 30 days prior to such repayment or within such period shall have published such notice in a financial newspaper of widespread circulation published in The City of New York. After payment to the Company, Noteholders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

Section 8.04.  Reinstatement.
- - ------------   -------------

     If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.02; provided, however, that
                                                        --------  -------
if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE 9
                                   AMENDMENTS

Section 9.01.    Without Consent of Holders.
- - ------------     --------------------------

          The Company and the Trustee may amend this Indenture, the Security Documents, the Intercreditor Agreement or the Notes without the consent of any
Noteholder:

     (1)  to cure any ambiguity, defect or inconsistency;

     (2)  to comply with Section 5.01;

     (3)  to provide for uncertificated Notes in addition to certificated Notes;
or

     (4) to make any change that does not adversely affect the legal rights hereunder of any Noteholder.


     Upon the request of the Company, accompanied by a resolution of the Board of Directors authorizing the execution of any such supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.05 hereof, the Trustee shall join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02.  With Consent of Holders.
- - ------------   -----------------------

     The Company and the Trustee may amend this Indenture, the Security Documents, the Intercreditor Agreement or the Notes with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes.

     Upon the request of the Company, accompanied by a resolution of the Board of Directors authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the necessary consents of the Noteholders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.05 hereof, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

     It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of each Note affected thereby a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver. The Holders of a majority in principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture, the Security Documents, the Intercreditor Agreement or the Notes. However, without the consent of each Noteholder affected, an amendment or waiver under this Section may not:

     (1) reduce the principal amount of Notes whose Holders must consent to an amendment or waiver;

     (2) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

     (3) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to mandatory redemption pursuant to Section
3.07 hereof;

     (4)  make any Note payable in money other than that stated in the Security;

     (5) make any change in Section 6.04 or 6.07 hereof or in this sentence of this Section 9.02; or

     (6) waive a Default in the payment of principal of or interest on, or redemption payment with respect to, any Note.

Section 9.03.  Revocation and Effect of Consents.
- - ------------   ---------------------------------

     Until an amendment or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note.
However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of a Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officer's Certificate certifying that the Holders of the requisite principal amount of Notes have consented to the amendment or waiver.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Notes required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

     After an amendment or waiver becomes effective it shall bind every Noteholder, unless it is of the type described in any of clauses (1) through (6) of Section 9.02. In such case, the amendment or waiver shall bind only each Holder of a Note who has consented to it.

Section 9.04.  Notation on or Exchange of Notes.
- - ------------   --------------------------------

     The Trustee may place an appropriate notation about an amendment or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver.

     Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment or waiver.

Section 9.05.  Trustee to Sign Amendments, etc.
- - ------------   -------------------------------

     The Trustee shall sign any amendment or Supplemental Indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or Supplemental Indenture, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to Section 7.01, shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel as conclusive evidence that such amendment or Supplemental Indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.


                                   ARTICLE 10
                                    SECURITY

Section 10.01. Security.
- - -------------  --------

     The Company hereby agrees to grant security interests in, and Liens on, the Collateral to the Trustee for the equal and ratable benefit of the Noteholders pursuant to the terms of (and to the extent required by) this Indenture and the Security Documents.

Section 10.02. Security Documents and the Intercreditor Agreement.
- - -------------  --------------------------------------------------

     Each Noteholder, by accepting a Note, agrees to all of the terms and provisions of the Security Documents and the Intercreditor Agreement (including terms of any thereof providing for the release of Collateral), as the same may be in effect or may be amended from time to time. The due and punctual payment of the principal, and premium, if any, of and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, call for redemption or otherwise, and interest on the overdue principal, premium, if any, and interest, if any, of the Notes and payment and performance of all other Obligations of the Company to the Holders or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents.

Section 10.03. Authorization of Actions to be Taken by the Trustee Under the
- - -------------  -------------------------------------------------------------
          Security Documents and the Intercreditor Agreement.
          --------------------------------------------------

     Subject to the terms of the Security Documents and the Intercreditor Agreement, and if not prohibited thereby, the Trustee may, in its sole discretion and without the consent of the Noteholders, take all actions it deems necessary or appropriate in order to (a) enforce or effect the Security Documents and the Intercreditor Agreement and (b) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder, provided, however, that the provisions of Section 6.05 shall be applicable.
- - --------  -------
Subject to the provisions of the Security Documents and the Intercreditor Agreement and if not prohibited thereby, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of the Security Documents and the Intercreditor Agreement, or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Noteholders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be uncon-stitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security hereunder or be prejudicial to the interests of the Noteholders or of the Trustee).

Section 10.04. Authorization of Receipt of Funds by the Trustee Under the
- - -------------  ----------------------------------------------------------
          Security Documents and the Intercreditor Agreement.
          --------------------------------------------------

     The Trustee is authorized to receive any funds for the benefit of Noteholders distributed under the Security Documents and the Intercreditor Agreement, and to make further distributions of such funds to the Holders or as otherwise provided in, and according to the provisions of, this Indenture, the Security Documents and the Intercreditor Agreement.

Section 10.05. Investment of Trust Moneys.
- - -------------  --------------------------

     All or any part of any Trust Moneys held by the Trustee hereunder or under the Security Documents or the Intercreditor Agreement (except such as may be held for the account of any particular Notes) shall from time to time be invested or reinvested by the Trustee in any Cash Equivalents. All cash or Cash Equivalents shall be held by the Trust as a part of the Collateral.

     The Trustee shall not be liable or responsible for any loss resulting from such investment or sales except for its own gross negligence or willful misconduct in complying with this Section 10.05.

Section 10.06. Conflicts.
- - -------------  ---------

     As between the Credit Agent and the Trustee, each of this Indenture and the other Security Documents is expressly made subject to the Intercreditor Agreement. Additionally, as between themselves and the Company, each Noteholder, by accepting a Note, agrees that notwithstanding anything contained herein or in any of the Security Documents to the contrary, to the extent that pursuant to the terms of this Indenture or any of the Security Documents and the Loan Agreement or the security documents thereunder, the Company is required to deliver over the same property to the Credit Agent and the Trustee, to make a payment of the same funds to the Credit Agent and to the Trustee, to give direction or authorization for the benefit of the Credit Agent and the Trustee which cannot be given for the benefit of both the Credit Agent and the Trustee, or to take any other action in favor of both the Credit Agent and the Trustee which cannot be taken in favor of both the Agent and the Trustee, then the Company shall make such delivery or payment, give such direction or authorization or take such action (a) in favor of the Credit Agent if such payment, delivery, direction, authorization or action relates to the "Lenders' Primary Collateral" (as that term is defined in the Intercreditor Agreement) and
(b) in favor of the Trustee if such payment, delivery, direction, authorization or action relates to the "Noteholders' Primary Collateral" (as that term is defined in the Intercreditor Agreement).

     Each Noteholder by accepting a Note ratifies the execution and delivery by the Trustee of the Intercreditor Agreement on its behalf and agrees, so long as such Noteholder holds Notes, to be bound thereby as to each and every provision thereof applicable to each Noteholder as fully as if such person were a party thereto and further represents and warrants that the Trustee has all requisite authority to bind such Noteholder by the Trustee's execution and delivery of the Intercreditor Agreement.


                                   ARTICLE 11
                                 MISCELLANEOUS

Section 11.01. Notices.
- - -------------  -------

     Any notice or communication by the Company and the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

     If to the Company:

     Forstmann & Company, Inc.
     1185 Avenue of the Americas
     New York, New York  10036
     Attention:  Chief Financial Officer
     Telecopier No.:  (212) 642-6992

     If to the Trustee:

     Shawmut Bank Connecticut, National Association
     MSN 238
     777 Main Street
     Hartford, Connecticut  06115
     Attention:  Corporate Trust Administration
     Telecopier No.:  (203) 986-7920


          The Company or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to Noteholders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          Any notice or communication to a Noteholder shall be mailed by first-class mail, certified or registered, return receipt requested, to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Company mails a notice or communication to Noteholders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 11.02. Officer's Certificate and Opinion of Counsel as to Conditions
               -------------------------------------------------------------
          Precedent.
          ---------

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

     (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all conditions precedent and covenants have been complied with.


Section 11.03. Statements Required in Officer's Certificate or Opinion of
- - -------------  ----------------------------------------------------------
          Counsel.
          -------

     Each Officer's Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

     (1) a statement that the person making such certificate or opinion has read such covenant or condition;

     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officer's Certificate or Opinion of Counsel are based;

     (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 11.04. Rules by Trustee and Agents.
- - -------------  ---------------------------

     The Trustee may make reasonable rules for action by or at a meeting of Noteholders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.05. Legal Holidays.
- - -------------  --------------

     A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and interest shall accrue for the intervening period.

Section 11.06. No Recourse Against Others.
- - -------------  --------------------------

     A director, officer, employee or stockholder of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability.

Section 11.07. Duplicate Originals.
- - -------------  -------------------

     The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

Section 11.08. Governing Law.
- - -------------  -------------

     The laws of the State of New York shall govern and be used to construe this Indenture and the Notes.

Section 11.09. No Adverse Interpretation of Other Agreements.
- - -------------  ---------------------------------------------

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.10. Successors.
- - -------------  ----------

     All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 11.11. Severability.
- - -------------  ------------

     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.12. Counterpart Originals.
- - -------------  ---------------------

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.13. Variable Provisions.
- - -------------  -------------------

     The Company initially appoints the Trustee as Paying Agent, Registrar and authenticating agent.

Section 11.14. Restrictions on Transfer.
- - -------------  ------------------------

     Until such time as one or more Notes shall be transferred pursuant to Rule 144 or Rule 144A (or any successor rules) under the Securities Act, the Notes to the extent not so transferred, shall bear a legend to the effect that transfer of such Notes shall be subject to the Company and the Trustee receiving an Opinion of Counsel, reasonably satisfactory in form and substance to the Company and to the Trustee, that an exemption from registration under the Securities Act is available with respect to the transfer of such Notes.

Section 11.15. Table of Contents, Headings, etc.
- - -------------  --------------------------------

     The Table of Contents and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.


                  [Remainder of page intentionally left blank]

                                   SIGNATURES


Dated as of March 30, 1994    FORSTMANN & COMPANY, INC.


                              By:_____________________________________
                              Title:__________________________________


Attest:

- - ----------------------------             (SEAL)
Title:



Dated as of March 30, 1994    SHAWMUT BANK CONNECTICUT,
                              NATIONAL ASSOCIATION, as Trustee


                              By: ____________________________
                              Title:__________________________




                                         (SEAL)

                                                                       EXHIBIT A
                                                                       ---------
                       SENIOR SECURED FLOATING RATE NOTE
                              DUE OCTOBER 30, 1997

THE NOTES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR "BLUE SKY" LAWS. SUCH NOTES MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR OTHERWISE ASSIGNED IN THE ABSENCE OF REGISTRATION UNLESS AN EXEMPTION THEREFROM IS AVAILABLE AND, UPON REQUEST BY THE COMPANY, AN OPINION OF COUNSEL IS FURNISHED THAT IS REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, IS AVAILABLE. THE NOTES ARE SUBJECT TO A CERTAIN AMENDED AND RESTATED INTERCREDITOR AGREEMENT DATED MARCH 30, 1994, AS AMENDED FROM TIME TO TIME, BETWEEN THE TRUSTEE AND THE CREDIT AGENT UNDER THE LOAN AGREEMENT.

No.                                                 $_________
                           FORSTMANN & COMPANY, INC.

promises to pay to

or registered assigns,

the principal sum of

Dollars on October 30, 1997

Interest Payment Dates:    April 30, July 31, October 31 and January 31.

Record Dates:  April 15, July 15, October 15 and January 15 (whether or not a
               Business Day).

                    Dated:

               FORSTMANN & COMPANY, INC.

               By ________________________

               By ________________________

                         (SEAL)

This is one of the
Securities referred to in
the within-mentioned Indenture:

Shawmut Bank Connecticut, National Association as Trustee

By __________________________
Authorized Signature

                               (Back of Security)
                                ----------------


                            SENIOR SECURED FLOATING
                        RATE NOTES DUE OCTOBER 30, 1997

          1.  Interest.  (a)  Forstmann & Company, Inc., a Georgia corporation
              --------
(the "Company"), promises to pay interest on the principal amount of this Note at a rate per annum equal to, at the election of the Company (as provided in subparagraph (b) below), either the Prime Rate plus 1.75% (the "Applicable Prime Rate") or the LIBOR Rate plus 3.25% (the "Applicable LIBOR Rate") from date of issuance to maturity provided, that from April 5, 1993 to but not including
                     --------
April 30, 1993, this Note shall bear interest at a rate per annum equal to 6.50%. All interest will be calculated on the basis of a 360-day year and the
- - ----
actual number of days elapsed. Interest payments on the Securities will be made quarterly in arrears to but not including the date of payment commencing on April 30, 1993 and on each January 31, April 30, July 31 and October 31 thereafter, except for the final interest payment which will be made on October 30, 1997; provided, that if any such payment date is not a Business Day at a
          --------
place of payment, payment may be made at that place on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest to be paid on such Business Day; provided, however, that
                                                        --------  -------
if such extension would cause the payment of interest with respect to an Interest Period during which the Notes bear interest at the Applicable LIBOR Rate to be made in the next succeeding calendar month, such payment shall be made on the next preceding Business Day. Interest on the Notes shall accrue (i) from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance and (ii) with respect to the principal on the Notes, to, but not including, the date of repayment of such principal; provided, however, that if such principal repayment occurs after 12:00 noon, New
- - --------  -------
York City time, interest shall be deemed to accrue thereon until the following Business Day. To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate equal to 2% per annum in excess of the interest rate then applicable to the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

     (b)  Except as set forth in the proviso to the first sentence of paragraph
(a) hereof, the Notes shall bear interest at a rate per annum equal to the Applicable Prime Rate, unless and until such interest rate is changed as provided below. At any time not later than the second LIBOR Business Day prior to the commencement of an Interest Period, the Company may deliver to the Trustee a LIBOR Rate Election Notice in accordance with paragraph (c) below. In such event, the Notes shall bear interest at the Applicable LIBOR Rate from and including the first day of such Interest Period to but excluding the last day of such Interest Period. Upon the expiration of any Interest Period as to which a LIBOR Rate Election Notice is in effect, the Notes shall thereafter bear interest at the Applicable Prime Rate, unless and until a LIBOR Rate Election Notice with respect to any subsequent Interest Period becomes effective as provided herein.

     (c) A "LIBOR Rate Election Notice" means a notice in writing requesting that the Notes bear interest at the Applicable LIBOR Rate during a specified Interest Period. Unless the Trustee has, in its sole and absolute discretion, notified the Company to the contrary, a LIBOR Rate Election Notice may also be made pursuant to a request therefor by telephone by an Officer of the Company received by the Trustee by the date required for delivery of a LIBOR Rate Election Notice, in which case the Company shall confirm such request by promptly mailing to the Trustee a LIBOR Rate Election Notice conforming to the preceding sentence and concurrently telecopying to the Trustee a copy of such LIBOR Rate Election Notice.

     (d) Within five Business Days after the beginning of an Interest Period as to which a LIBOR Rate Election Notice is in effect, the Company shall compute the Applicable LIBOR Rate for such Interest Period, and the Company shall mail (or cause to be mailed) notice of such Applicable LIBOR Rate to the Trustee and each record holder of the Notes.

     (e) Notwithstanding anything to the contrary contained herein, if the "LIBOR Rate" for an Interest Period is unavailable in accordance with the definition thereof, any LIBOR Rate Election Notice delivered by the Company with respect to such Interest Period shall not be effective and the Notes shall bear interest at the Applicable Prime Rate during such Interest Period.

     (f) As used in this Note, the following terms shall have the following meanings:

     "Interest Period" means a period of three consecutive calendar months beginning on January 31 and ending on April 30, beginning on April 30 and ending on July 31, beginning on July 31 and ending on October 31 or beginning on October 31 and ending on January 31, provided that the final Interest Period
                                     --------
hereunder shall be the three consecutive calendar months beginning on July 31, 1997 and ending on October 30, 1997.

     "LIBOR Business Day" means a Business Day on which banks may accept deposits of United States dollars in the London Interbank Market.

     "LIBOR Determination Date" for any Interest Period means the second LIBOR Business Day next preceding the first day of such Interest Period.

     "LIBOR Rate" means, for any Interest Period, the rate, as determined by the Company, equal to the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the offered rates for deposits in U.S. dollars for a period of three months, as set forth on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on the LIBOR Determination Date for such Interest Period; provided,
                                                                       --------
that if only one such offered rate appears on the Reuters Screen LIBO Page, the LIBOR Rate for such Interest Period shall mean such offered rate. If such rate is not available at 11:00 a.m., London time on the LIBOR Determination Date for such Interest Period, then the LIBOR Rate for such Interest Period shall equal the arithmetic mean (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the interest rates per annum at which deposits in amounts equal to $1,000,000 in U.S. dollars are offered by the Reference Banks to leading banks in the London Interbank Market for a period of three months as of 11:00 a.m., London time, on the LIBOR Determination Date for such Interest Period. If on any LIBOR Determination Date only one of the Reference Banks provides such offered quotation, then the LIBOR Rate for such Interest Period shall mean such offered quotation; provided, further, that
                                                        --------  -------
if none of the Reference Banks provide such quotations, then the LIBOR Rate for such Interest Period shall be determined by reference to the LIBOR Rate as quoted in the most recent Wall Street Journal in which such quotes are available. If none of the rates or quotations referred to above are available in respect of any Interest Period, then the LIBOR Rate shall be unavailable unless an alternative method of determining the LIBOR Rate shall be mutually agreed by the Company and the holders of at least a majority in principal amount of the then outstanding Notes.

     "Prime Rate" shall mean, as of any given date, the average of the prime, base, or equivalent rates of interest as are publicly announced, or published, by Morgan Guaranty Trust Company of New York, Citibank, N.A., Chemical Bank and The Chase Manhattan Bank (National Association), or the successor by merger or consolidation to any of such banks (with the understanding that such rates may merely serve as a basis upon which effective rates of interest are calculated for loans making reference thereto and that such rates are not necessarily the lowest or best rates at which such banks calculate interest or extend credit). Any change in the Prime Rate will be effective on the date such change is announced by each of, or any of, such banks.

     "Reference Banks" means each of Bank of Tokyo, Ltd. (London office), Barclays Bank, PLC (London office), Bankers Trust Company (London office) and National Westminster Bank, PLC (London office), and any such replacement bank thereof as listed on the Reuters Screen LIBO Page and their respective successors (or if such Banks are not listed thereon or such page shall not be available, as determined from a Replacement Service), and if any of such banks are not at the applicable time providing interest rates as contemplated within the definition of "LIBOR Rate," Reference Banks shall mean the remaining bank or banks so providing such rates. In the event that less than two of such banks are providing such rates, the Company shall use reasonable efforts to appoint additional Reference Banks so that there are at least two such banks providing such rates; provided that such banks appointed by the Company shall be London
            --------
offices of leading banks engaged in the London Interbank Market.

     "Replacement Service" means Telerate News Service or such other financial reporting service or information as the Company determines and as shall not be reasonably objected to by the holders of a majority of the outstanding amount of the Notes within 30 days after receipt of notice of such determination by the Company.

     "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuter Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

     2.   Method of Payment.  The Company will pay interest on the Notes (except
          -----------------
defaulted interest) to the persons who are registered Holders of Notes at the close of business on the record date next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date. The Holder must surrender this Note to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

     3.   Paying Agent and Registrar.  Initially, the Trustee will act as Paying
          --------------------------
Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Noteholder. The Company may act in any such capacity.

     4.   Indenture.  The Company issued (a) $20,000,000 in original aggregate
          ---------
principal amount of its Senior Secured Floating Rate Notes on April 5, 1993 (the "Securities") and (b) $10,000,000 original aggregate principal amount of its Senior Secured Floating Rate Notes on March 30, 1994 (the "Additional Securities") under an Amended and Restated Indenture dated as of March 30, 1994 ("Indenture") between the Company and the Trustee. The Securities and Additional Securities are collectively referred to as the "Notes." THIS IS A SECURITY. The Notes are subject to all terms of the Indenture, and Noteholders are referred to the Indenture for a statement of such terms. The Securities are limited to $20,000,000 in aggregate principal amount and the Additional Securities are limited to $10,000,000 in aggregate principal amount except as provided in Section 2.07.

     5.   Optional Redemption.  The Company may redeem, on any interest payment
          -------------------
date, all or any portion of the Securities at the redemption prices (expressed in percentages of principal amount) set forth below, plus accrued interest to the redemption date, if redeemed during the periods indicated below:

          Period                             Percentage
          ------                             ----------

          Prior to December 1, 1994          100.5%
          Thereafter                         100.0%

To the extent such optional redemption is made using Net Proceeds delivered out of the Proceeds Account, such redemption shall be made, pro rata among the Securities and the Additional Securities, in accordance with Section 3.09 of the Indenture. Any other such optional redemption shall be made pursuant to Section
3.08 of the Indenture. The Additional Securities may not be optionally redeemed under Section 3.08 unless all of the outstanding Securities have become due and payable or have been selected for redemption.

          6.   Mandatory Redemption.  The Company will be required to redeem
               --------------------
Securities on the dates and in the respective aggregate principal amounts (at a redemption price equal to 100% of the principal amount), plus accrued interest to the redemption date, as set forth below:


Year Ending                Principal Amount
- - -----------                ----------------
October 31, 1994           $3,000,000
October 31, 1995           $4,000,000
October 31, 1996           $5,000,000

The Company may reduce the principal amount of the Securities to be redeemed pursuant to this paragraph 6 by subtracting 100% of the principal amount (excluding premium) of any Securities that the Company has delivered to the Trustee for cancellation or that the Company has redeemed other than pursuant to this paragraph 6 or pursuant to an offer as required by Section 4.18 of the Indenture. The Company may so subtract the same Security only once.

     7.   Notice of Redemption.  Notice of redemption will be mailed at least 30
          --------------------
days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his registered address. Notes may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions of them called for redemption.

     8.   Security.  In order to secure the due and punctual payment of the
          --------
principal of, premium, if any, and interest on the Notes and all other amounts payable by the Company under the Indenture, the Security Documents and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes, the Indenture and the Security Documents, the Company has granted security interests in and Liens on the Collateral to the Trustee for the equal and ratable benefit of the Holders of Notes pursuant to the Indenture and the Security Documents. The Notes will be secured by Liens and security interests in the Collateral that are subject only to certain permitted encumbrances.

     Each Noteholder, by accepting a Note, agrees to all of the terms and provisions of the Security Documents, including a certain Intercreditor Agreement, as the same may be amended from time to time pursuant to the respective provisions thereof and the Indenture.

     The Trustee and each Noteholder acknowledge that a release of any of the Collateral or Lien in accordance with the terms and provisions of any of the Security Documents and the terms and provisions of the Indenture will not be deemed for any purpose to be an impairment of the security under the Indenture.

     9.   Denominations, Transfer, Exchange.  The Notes are in registered form
          ---------------------------------
without coupons and were initially issued in denominations of $1,000,000 and integral multiples of $1,000,000 in excess thereof. Without the prior consent of the Company, no Holder shall be entitled to transfer Securities if, as a result thereof, such Holder or the transferee would hold Securities in principal amount less than $1,000,000; provided, that the foregoing shall not apply to (i) transfers in accordance with
- - --------
provisions of the Indenture regarding optional and mandatory redemptions and offers in connection with Asset Sales or a Change of Control (as such terms are defined) and (ii) transfers by a Holder which holds less than $1,000,000 principal amount of Securities if all of the Securities held by such Holder are transferred to a single transferee. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding interest payment date. All transfers of the Notes are also subject to the restrictions contained in, and terms of, Sections 2.06 and 11.14 of the Indenture.

     10.  Persons Deemed Owners.  Prior to due presentment to the Trustee for
          ---------------------
registration of the transfer of this Note, the Trustee, any Agent and the Company may deem and treat the person in whose name this Note is registered as its absolute owner for the purpose of receiving payment of principal of and interest on this Note and for all other purposes whatsoever, whether or not this
Note is overdue, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary. The registered Holder of a Note shall be treated as its owner for all purposes.

     11.  Amendments and Waivers.  Subject to certain exceptions, the Indenture,
          ----------------------
the Security Documents, the Intercreditor Agreement or the Notes may be amended with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes. Without the consent of the Noteholders, the Indenture, the Security Documents, the Intercreditor Agreement or the Notes may be amended to cure any ambiguity, defect or inconsistency, to provide for assumption of Company obligations to Noteholders or to make any change that does not adversely affect the rights of any Noteholder.

     12.  Defaults and Remedies.  An Event of Default includes, among other
          ---------------------
things: default in payment of interest or principal on the Notes; failure by the Company to comply with certain of its agreements in the Indenture, the Notes, the Purchase Agreement or the Security Documents or a material breach of representation and the continuance of such default or breach for 20 days after notice; certain events of default under the Loan Agreement and the continuance of such events of default for 120 days after the Company becomes aware of such event of default (unless such event of default has been cured or waived by the Credit Agent); certain payment defaults or acceleration with respect to certain other indebtedness; certain final judgments which remain undischarged for a period of 30 days; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 33-1/3% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately (except in the case of an Event of Default arising from certain events of bankruptcy or insolvency, in which event all outstanding Notes became due and payable immediately without further action or notice). Noteholders may not enforce the Indenture, the Security Documents or the Notes except as provided in the Indenture and the Security Documents. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interest. The Company must furnish an annual compliance certificate to the Trustee.

     13.  Trustee Dealings with Company.  Shawmut Bank Connecticut, National
          -----------------------------
Association, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

     14.  No Recourse Against Others.  A director, officer, employee or
          --------------------------
stockholder, as such, of the Company or the Trustee, as the case may be, shall not have any liability for any obligations of the Company under the Notes, the Indenture or the Security Documents or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     15.  Authentication.  This Note shall not be valid until authenticated by
          --------------
the manual signature of the Trustee or an authenticating agent.

     16.  Abbreviations.  Customary abbreviations may be used in the name of a
          -------------
Noteholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST ( = Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     17.  Indenture.  Each Noteholder, by accepting a Note, agrees to be bound
          ---------
to all of the terms and provisions of the Indenture and the Security Documents, including the Intercreditor Agreement, as the same may be amended from time to time. Certain capitalized terms used and not defined herein have the meanings set forth in the Indenture.

     The Company will furnish to any Noteholder upon written request and without charge a copy of the Indenture and the Security Documents. Request may be made to:

               Forstmann & Company, Inc.
               1185 Avenue of the Americas
               New York, New York  10036
               Attention:  Chief Financial Officer

                                ASSIGNMENT FORM

     To assign this Note, fill in the form below: [I or We] assign and transfer this Note to:

_________________________________________________________________
               (Insert assignee's soc. sec. no. or tax I.D. no.)

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint _________________________________________

_____________________________________________ agent to
transfer this Note on the books of the Company. The agent may substitute another to act for him.

_________________________________________________________________

Date: _____________

                         Your Signature:_________________________

                         (Sign exactly as your name appears on
                         the face of this Note)

Signature Guarantee.

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.13 or 4.18 of the Indenture, check the box: [_]

     If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.13 or 4.18 of the Indenture, state the amount:
$_________________________

Date:_______________ Your Signature ___________________________
                                    (Sign exactly as your name
                                    appears on the face of this
                                    Note)

Signature Guarantee.

                                                                       EXHIBIT B
                                                                       ---------
                       SENIOR SECURED FLOATING RATE NOTE
                              DUE OCTOBER 30, 1997

THE NOTES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR "BLUE SKY" LAWS. SUCH NOTES MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR OTHERWISE ASSIGNED IN THE ABSENCE OF REGISTRATION UNLESS AN EXEMPTION THEREFROM IS AVAILABLE AND, UPON REQUEST BY THE COMPANY, AN OPINION OF COUNSEL IS FURNISHED THAT IS REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, IS AVAILABLE. THE NOTES ARE SUBJECT TO A CERTAIN AMENDED AND RESTATED INTERCREDITOR AGREEMENT DATED MARCH 30, 1994, AS AMENDED FROM TIME TO TIME, BETWEEN THE TRUSTEE AND THE CREDIT AGENT UNDER THE LOAN AGREEMENT.

No.                                                 $_________
                           FORSTMANN & COMPANY, INC.

promises to pay to

or registered assigns,

the principal sum of

Dollars on October 30, 1997

Interest Payment Dates: April 30, July 31, October 31 and January 31.

Record Dates:  April 15, July 15, October 15 and January 15 (whether or not a
               Business Day).

                    Dated:

               FORSTMANN & COMPANY, INC.

               By ________________________

               By ________________________

                         (SEAL)

This is one of the
Additional Securities referred to in
the within-mentioned Indenture:

Shawmut Bank Connecticut, National Association as Trustee

By __________________________
Authorized Signature

                         (Back of Additional Security)
                          ---------------------------


                            SENIOR SECURED FLOATING
                        RATE NOTES DUE OCTOBER 30, 1997

          1.   Interest.  (a)  Forstmann & Company, Inc., a Georgia corporation
               --------
(the "Company"), promises to pay interest on the principal amount of this Note at a rate per annum equal to, at the election of the Company (as provided in subparagraph (b) below), either the Prime Rate plus 1.75% (the "Applicable Prime Rate") or the LIBOR Rate plus 3.25% (the "Applicable LIBOR Rate") from date of issuance to maturity provided, that from March 30, 1994 to but not including
                     --------
April 30, 1994, this Note shall bear interest at a rate per annum equal to 7.125%. All interest will be calculated on the basis of a 360-day year and the actual number of days elapsed. Interest payments on the Additional Securities will be made quarterly in arrears to but not including the date of payment commencing on April 30, 1994 and on each January 31, April 30, July 31 and October 31 thereafter, except for the final interest payment which will be made on October 30, 1997; provided, that if any such payment date is not a Business
                     --------
Day at a place of payment, payment may be made at that place on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest to be paid on such Business Day; provided,
                                                                       --------
however, that if such extension would cause the payment of interest with respect
- - -------
to an Interest Period during which the Notes bear interest at the Applicable LIBOR Rate to be made in the next succeeding calendar month, such payment shall be made on the next preceding Business Day. Interest on the Notes shall accrue
(i) from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance and (ii) with respect to the principal on the Notes, to, but not including, the date of repayment of such principal; provided, however, that if such principal repayment occurs after 12:00 noon, New
- - --------  -------
York City time, interest shall be deemed to accrue thereon until the following Business Day. To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate equal to 2% per annum in excess of the interest rate then applicable to the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

     (b)  Except as set forth in the proviso to the first sentence of paragraph
(a) hereof, the Notes shall bear interest at a rate per annum equal to the Applicable Prime Rate, unless and until such interest rate is changed as provided below. At any time not later than the second LIBOR Business Day prior to the commencement of an Interest Period, the Company may deliver to the Trustee a LIBOR Rate Election Notice in accordance with paragraph (c) below. In such event, the Notes shall bear interest at the Applicable LIBOR Rate from and including the first day of such Interest Period to but excluding the last day of such Interest Period. Upon the expiration of any Interest Period as to which a LIBOR Rate Election Notice is in effect, the Notes shall thereafter bear interest at the Applicable Prime Rate, unless and until a

LIBOR Rate Election Notice with respect to any subsequent Interest Period becomes effective as provided herein.

     (c) A "LIBOR Rate Election Notice" means a notice in writing requesting that the Notes bear interest at the Applicable LIBOR Rate during a specified Interest Period. Unless the Trustee has, in its sole and absolute discretion, notified the Company to the contrary, a LIBOR Rate Election Notice may also be made pursuant to a request therefor by telephone by an Officer of the Company received by the Trustee by the date required for delivery of a LIBOR Rate Election Notice, in which case the Company shall confirm such request by promptly mailing to the Trustee a LIBOR Rate Election Notice conforming to the preceding sentence and concurrently telecopying to the Trustee a copy of such LIBOR Rate Election Notice.

     (d) Within five Business Days after the beginning of an Interest Period as to which a LIBOR Rate Election Notice is in effect, the Company shall compute the Applicable LIBOR Rate for such Interest Period, and the Company shall mail (or cause to be mailed) notice of such Applicable LIBOR Rate to the Trustee and each record holder of the Notes.

     (e) Notwithstanding anything to the contrary contained herein, if the "LIBOR Rate" for an Interest Period is unavailable in accordance with the definition thereof, any LIBOR Rate Election Notice delivered by the Company with respect to such Interest Period shall not be effective and the Notes shall bear interest at the Applicable Prime Rate during such Interest Period.

     (f) As used in this Note, the following terms shall have the following meanings:

     "Interest Period" means a period of three consecutive calendar months beginning on January 31 and ending on April 30, beginning on April 30 and ending on July 31, beginning on July 31 and ending on October 31 or beginning on October 31 and ending on January 31, provided that the final Interest Period
                                     --------
hereunder shall be the three consecutive calendar months beginning on July 31, 1997 and ending on October 30, 1997.

     "LIBOR Business Day" means a Business Day on which banks may accept deposits of United States dollars in the London Interbank Market.

     "LIBOR Determination Date" for any Interest Period means the second LIBOR Business Day next preceding the first day of such Interest Period.

     "LIBOR Rate" means, for any Interest Period, the rate, as determined by the Company, equal to the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the offered rates for deposits in U.S. dollars for a period of three months, as set forth on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on the LIBOR Determination Date for such Interest Period; provided,
                                                                       --------
that if only one such offered rate appears on the Reuters Screen LIBO Page, the LIBOR Rate for such Interest Period shall mean such offered rate. If such rate is not available at 11:00 a.m., London time on the LIBOR Determination

Date for such Interest Period, then the LIBOR Rate for such Interest Period shall equal the arithmetic mean (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the interest rates per annum at which deposits in amounts equal to $1,000,000 in U.S. dollars are offered by the Reference Banks to leading banks in the London Interbank Market for a period of three months as of 11:00 a.m., London time, on the LIBOR Determination Date for such Interest Period. If on any LIBOR Determination Date only one of the Reference Banks provides such offered quotation, then the LIBOR Rate for such Interest Period shall mean such offered quotation; provided, further, that if none of the Reference Banks
                   --------  -------
provide such quotations, then the LIBOR Rate for such Interest Period shall be determined by reference to the LIBOR Rate as quoted in the most recent Wall Street Journal in which such quotes are available. If none of the rates or quotations referred to above are available in respect of any Interest Period, then the LIBOR Rate shall be unavailable unless an alternative method of determining the LIBOR Rate shall be mutually agreed by the Company and the holders of at least a majority in principal amount of the then outstanding Notes.

     "Prime Rate" shall mean, as of any given date, the average of the prime, base, or equivalent rates of interest as are publicly announced, or published, by Morgan Guaranty Trust Company of New York, Citibank, N.A., Chemical Bank and The Chase Manhattan Bank (National Association), or the successor by merger or consolidation to any of such banks (with the understanding that such rates may merely serve as a basis upon which effective rates of interest are calculated for loans making reference thereto and that such rates are not necessarily the lowest or best rates at which such banks calculate interest or extend credit). Any change in the Prime Rate will be effective on the date such change is announced by each of, or any of, such banks.

     "Reference Banks" means each of Bank of Tokyo, Ltd. (London office), Barclays Bank, PLC (London office), Bankers Trust Company (London office) and National Westminster Bank, PLC (London office), and any such replacement bank thereof as listed on the Reuters Screen LIBO Page and their respective successors (or if such Banks are not listed thereon or such page shall not be available, as determined from a Replacement Service), and if any of such banks are not at the applicable time providing interest rates as contemplated within the definition of "LIBOR Rate," Reference Banks shall mean the remaining bank or banks so providing such rates. In the event that less than two of such banks are providing such rates, the Company shall use reasonable efforts to appoint additional Reference Banks so that there are at least two such banks providing such rates; provided that such banks appointed by the Company shall be London
            --------
offices of leading banks engaged in the London Interbank Market.

     "Replacement Service" means Telerate News Service or such other financial reporting service or information as the Company determines and as shall not be reasonably objected to by the holders of a majority of the outstanding amount of the Notes within 30 days after receipt of notice of such determination by the Company.

     "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuter Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

     2.   Method of Payment.  The Company will pay interest on the Notes (except
          -----------------
defaulted interest) to the persons who are registered Holders of Notes at the close of business on the record date next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date. The Holder must surrender this Note to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

     3.   Paying Agent and Registrar.  Initially, the Trustee will act as Paying
          --------------------------
Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Noteholder. The Company may act in any such capacity.

     4.   Indenture.  The Company issued (a) $20,000,000 in original aggregate
          ---------
principal amount of its Senior Secured Floating Rate Notes on April 5, 1993 (the "Securities") and (b) $10,000,000 in original aggregate principal amount of its Senior Secured Floating Rate Notes on March 30, 1994 (the "Additional Securities") pursuant to an Amended and Restated Indenture dated as of March 30, 1994 ("Indenture") between the Company and the Trustee. The Securities and the Additional Securities are collectively referred to as the "Notes." THIS IS AN ADDITIONAL SECURITY. The Notes are subject to all terms of the Indenture, and Noteholders are referred to the Indenture for a statement of such terms. The Securities are limited to $20,000,000 in aggregate principal amount and the Additional Securities are limited to $10,000,000 in aggregate principal amount except as provided in Section 2.07.

     5.   Optional Redemption.  The Company may redeem, on any interest payment
          -------------------
date, all or any portion of the Additional Securities at the redemption prices (expressed in percentages of principal amount) set forth below, plus accrued interest to the redemption date, if redeemed during the periods indicated below:

          Period                             Percentage
          ------                             ----------

          Prior to December 1, 1994          100.5%
          Thereafter                         100.0%

To the extent such optional redemption is made using Net Proceeds delivered out of the Proceeds Account, such redemption shall be made, pro rata among the Securities and the Additional Securities, in accordance with Section 3.09 of the Indenture. Any other such optional redemption shall be made pursuant to Section
3.08 of the Indenture.  The Additional

Securities may not be optionally redeemed under Section 3.08 unless all of the outstanding Securities have become due and payable or have been selected for redemption.

     6.   No Mandatory Redemption.  The Additional Securities are not subject to
          -----------------------
mandatory redemption.

     7.   Notice of Redemption.  Notice of redemption will be mailed at least 30
          --------------------
days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his registered address. Notes may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions of them called for redemption.

     8.   Security.  In order to secure the due and punctual payment of the
          --------
principal of, premium, if any, and interest on the Notes and all other amounts payable by the Company under the Indenture, the Security Documents and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes, the Indenture and the Security Documents, the Company has granted security interests in and Liens on the Collateral to the Trustee for the equal and ratable benefit of the Holders of Notes pursuant to the Indenture and the Security Documents. The Notes will be secured by Liens and security interests in the Collateral that are subject only to certain permitted encumbrances.

     Each Noteholder, by accepting a Note, agrees to all of the terms and provisions of the Security Documents, including a certain Intercreditor Agreement, as the same may be amended from time to time pursuant to the respective provisions thereof and the Indenture.

     The Trustee and each Noteholder acknowledge that a release of any of the Collateral or Lien in accordance with the terms and provisions of any of the Security Documents and the terms and provisions of the Indenture will not be deemed for any purpose to be an impairment of the security under the Indenture.

     9.   Denominations, Transfer, Exchange.  The Notes are in registered form
          ---------------------------------
without coupons and were initially issued in denominations of $1,000,000 and integral multiples of $1,000,000 in excess thereof. Without the prior consent of the Company, no Holder shall be entitled to transfer Additional Securities if, as a result thereof, such Holder or the transferee would hold Additional Securities in principal amount less than $1,000,000; provided, that the
                                                     --------
foregoing shall not apply to (i) transfers in accordance with provisions of the Indenture regarding optional and mandatory redemptions and offers in connection with Asset Sales or a Change of Control (as such terms are defined) and (ii) transfers by a Holder which holds less than $1,000,000 principal amount of Additional Securities if all of the Additional Securities held by such Holder are transferred to a single transferee. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the

Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding interest payment date. All transfers of the Notes are also subject to the restrictions contained in, and terms of, Sections 2.06 and 11.14 of the Indenture.

     10.  Persons Deemed Owners.  Prior to due presentment to the Trustee for
          ---------------------
registration of the transfer of this Note, the Trustee, any Agent and the Company may deem and treat the person in whose name this Note is registered as its absolute owner for the purpose of receiving payment of principal of and interest on this Note and for all other purposes whatsoever, whether or not this
Note is overdue, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary. The registered Holder of a Note shall be treated as its owner for all purposes.

     11.  Amendments and Waivers.  Subject to certain exceptions, the Indenture,
          ----------------------
the Security Documents, the Intercreditor Agreement or the Notes may be amended with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes. Without the consent of the Noteholders, the Indenture, the Security Documents, the Intercreditor Agreement or the Notes may be amended to cure any ambiguity, defect or inconsistency, to provide for assumption of Company obligations to Noteholders or to make any change that does not adversely affect the rights of any Noteholder.

     12.  Defaults and Remedies.  An Event of Default includes, among other
          ---------------------
things: default in payment of interest or principal on the Notes; failure by the Company to comply with certain of its agreements in the Indenture, the Notes, the Purchase Agreement or the Security Documents or a material breach of representation and the continuance of such default or breach for 20 days after notice; certain events of default under the Loan Agreement and the continuance of such events of default for 120 days after the Company becomes aware of such event of default (unless such event of default has been cured or waived by the Credit Agent); certain payment defaults or acceleration with respect to certain other indebtedness; certain final judgments which remain undischarged for a period of 30 days; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 33-1/3% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately (except in the case of an Event of Default arising from certain events of bankruptcy or insolvency, in which event all outstanding Notes became due and payable immediately without further action or notice). Noteholders may not enforce the Indenture, the Security Documents or the Notes except as provided in the Indenture and the Security Documents. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interest. The Company must furnish an annual compliance certificate to the Trustee.

     13.  Trustee Dealings with Company.  Shawmut Bank Connecticut, National
          -----------------------------
Association, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

     14.  No Recourse Against Others.  A director, officer, employee or
          --------------------------
stockholder, as such, of the Company or the Trustee, as the case may be, shall not have any liability for any obligations of the Company under the Notes, the Indenture or the Security Documents or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     15.  Authentication.  This Note shall not be valid until authenticated by
          --------------
the manual signature of the Trustee or an authenticating agent.

     16.  Abbreviations.  Customary abbreviations may be used in the name of a
          -------------
Noteholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST ( = Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     17.  Indenture.  Each Noteholder, by accepting a Note, agrees to be bound
          ---------
to all of the terms and provisions of the Indenture and the Security Documents, including the Intercreditor Agreement, as the same may be amended from time to time. Certain capitalized terms used and not defined herein have the meanings set forth in the Indenture.

     The Company will furnish to any Noteholder upon written request and without charge a copy of the Indenture and the Security Documents. Request may be made to:

               Forstmann & Company, Inc.
               1185 Avenue of the Americas
               New York, New York  10036
               Attention:  Chief Financial Officer

                                ASSIGNMENT FORM

     To assign this Note, fill in the form below: [I or We] assign and transfer this Note to:

_________________________________________________________________
               (Insert assignee's soc. sec. no. or tax I.D. no.)

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint _________________________________________

_____________________________________________ agent to
transfer this Note on the books of the Company. The agent may substitute another to act for him.

_________________________________________________________________

Date: _____________

                         Your Signature:_________________________

                         (Sign exactly as your name appears on
                         the face of this Note)

Signature Guarantee.

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.13 or 4.18 of the Indenture, check the box: [_]

     If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.13 or 4.18 of the Indenture, state the amount:
$_________________________

Date:_______________ Your Signature ___________________________
                                    (Sign exactly as your name
                                    appears on the face of this
                                    Note)

Signature Guarantee.